AGREEMENT AND PLAN OF MERGER


                                by and among


                            CENDANT CORPORATION,


                          GALAXY ACQUISITION CORP.


                                    and


                        GALILEO INTERNATIONAL, INC.


                         Dated as of June 15, 2001









                             TABLE OF CONTENTS

                                                                           Page

INDEX OF DEFINED TERMS........................................................v
----------------------

AGREEMENT AND PLAN OF MERGER..................................................1
   RECITALS...................................................................1

ARTICLE I The Merger..........................................................2
         1.1     The Merger...................................................2
         1.2     The Closing..................................................2
         1.3     Effective Time...............................................2
         1.4     Certificate of Incorporation, Bylaws, Directors and
                 Officers of the Surviving Corporation;
                 Directors of Parent..........................................2
         1.5     Directors of Parent..........................................3

ARTICLE II Effect of the Merger on Securities of Purchaser and the Company....3
         2.1     Purchaser Securities.........................................3
         2.2     Company Securities...........................................4
         2.3     Exchange of Certificates Representing Company
                 Common Stock................................................11
         2.4     Adjustment of Merger Consideration..........................14
         2.5     Dissenting Company Stockholders.............................15

ARTICLE III Representations and Warranties of the Company....................16
         3.1     Existence; Good Standing; Corporate Authority...............16
         3.2     Authorization, Validity and Effect of Agreements............17
         3.3     Compliance with Laws........................................17
         3.4     Capitalization..............................................18
         3.5     Subsidiaries................................................19
         3.6     No Violation; Consents......................................20
         3.7     Company Reports; Financial Statements.......................21
         3.8     Litigation..................................................21
         3.9     Absence of Certain Changes..................................21
         3.10     Taxes......................................................22
         3.11     Employee Benefit Plans.....................................23
         3.12     Labor and Employment Matters...............................25
         3.13     Intellectual Property Rights...............................26
         3.14     Permits....................................................27
         3.15     Environmental Compliance...................................28
         3.16     Material Contracts.........................................28
         3.17     Title to Property..........................................31
         3.18     Brokers....................................................31
         3.19     Opinion of Financial Advisor...............................31
         3.20     Rights Agreement...........................................31
         3.21     State Takeover Statutes....................................31
         3.22     No Undisclosed Liabilities.................................32
         3.23     Vote Required..............................................32
         3.24     Form S-4; Proxy Statement..................................32

ARTICLE IV Representations and Warranties of Parent and Purchaser............33
         4.1     Existence; Good Standing; Corporate Authority...............33
         4.2     Authorization, Validity and Effect of Agreements............33
         4.3     Compliance with Laws........................................34
         4.4     Capitalization..............................................34
         4.5     No Violation; Consents......................................35
         4.6     Parent Reports..............................................36
         4.7     Litigation..................................................36
         4.8     Absence of Certain Changes..................................37
         4.9     Interim Operations of Purchaser.............................37
         4.10     Form S-4; Proxy Statement..................................37
         4.11     Tax Matters................................................37
         4.12     State Takeover Statutes....................................37
         4.13     No Undisclosed Liabilities.................................38
         4.14     Parent Shareholder Approval................................38
         4.15     Parent Common Stock........................................38
         4.16     Ownership of Company Common Stock..........................38

ARTICLE V Covenants..........................................................38
         5.1     Alternative Proposals.......................................38
         5.2     Interim Operations..........................................41
         5.3     Preparation of the Form S-4 and the Proxy Statement;
                 Company Stockholder Approval................................45
         5.4     Filings; Other Action.......................................47
         5.5     Access to Information.......................................49
         5.6     Publicity...................................................51
         5.7     Further Action..............................................51
         5.8     Insurance; Indemnity........................................52
         5.9     Employee Benefit Plans......................................53
         5.10     Conveyance Taxes...........................................55
         5.11     Certain Tax Matters........................................56
         5.12     Section 16 Matters.........................................56
         5.13     Stock Options and SARs.....................................57
         5.14     Stock Exchange Listing.....................................57
         5.15     Amendments to the Rights Agreement; Section 203............57
         5.16     Affiliates.................................................57

ARTICLE VI Conditions........................................................57
         6.1     Conditions to Each Party's Obligation to Effect
                 the Merger..................................................57
         6.2     Conditions to Obligation of Parent and Purchaser to Effect
                 the Merger..................................................59
         6.3     Conditions to Obligations of the Company to Effect
                 the Merger..................................................60

ARTICLE VII Termination......................................................60
         7.1     Termination by Mutual Consent...............................60
         7.2     Termination by Either Parent or Company.....................61
         7.3     Termination by the Company..................................61
         7.4     Termination by Parent.......................................62
         7.5     Effect of Termination and Abandonment; Termination Fee......62
         7.6     Fees and Expenses...........................................63
         7.7     Extension; Waiver...........................................64

ARTICLE VIII General Provisions..............................................64
         8.1     Nonsurvival of Representations and Warranties...............64
         8.2     Notices.....................................................64
         8.3     Assignment; Binding Effect; No Third-Party Beneficiaries....65
         8.4     Entire Agreement............................................66
         8.5     Governing Law...............................................66
         8.6     Fee and Expenses............................................66
         8.7     Certain Definitions.........................................66
         8.8     Headings....................................................67
         8.9     Interpretation..............................................67
         8.10     Waivers....................................................68
         8.11     Severability...............................................68
         8.12     Parent Actions.............................................68
         8.13     Enforcement of Agreement...................................68
         8.14     Amendment..................................................69
         8.15     Waiver of Jury Trial.......................................69
         8.16     Execution..................................................69
         8.17     Date for Any Action........................................69
         8.18     Counterparts...............................................69
   AMENDED AND RESTATED  CERTIFICATE OF INCORPORATION  OF  GALILEO
     INTERNATIONAL, INC.......................................................1
   Form of Affiliate Letter...................................................1


                                     EXHIBITS

   Exhibit                         Description
   ------                          -----------

      A         Certificate of Incorporation of the Surviving Corporation

      B         Form of Affiliate Letter





                           index of defined terms


Definition                                                                 Page


2000 Annual Report............................................................0
2001 Proxy Statement.........................................................18
2001 Quarterly Report........................................................30
280G Persons.................................................................53
Action.......................................................................49
Actual Aggregate Cash Consideration...........................................4
Actual Aggregate Parent Shares................................................4
Adjusted Actual Aggregate Cash Consideration..................................5
Adjusted High-End Price......................................................14
Adjusted Low-End Price.......................................................14
Adjustment Factor............................................................14
affiliate....................................................................63
Agreement.....................................................................1
Ancillary Documents..........................................................16
Assumed Options...............................................................8
Australian Approval..........................................................55
Average Company Trading Price.................................................9
Average Parent Trading Price..................................................5
Board Recommendation.........................................................16
business day.................................................................63
Cap..........................................................................49
Capital Plan.................................................................40
Cash Limitation Amount........................................................5
Cash Limitation Percentage....................................................5
Certificate of Merger.........................................................2
Certificates.................................................................11
Change in Control Contracts..................................................28
Change in the Company Recommendation.........................................44
Closing.......................................................................2
Closing Date Parent Stock Price...............................................5
Closing Date..................................................................2
Code..........................................................................1
Company.......................................................................1
Company Acquisition Agreement................................................36
Company Benefit Plans........................................................22
Company Common Stock..........................................................1
Company Disclosure Letter....................................................16
Company ESPP..................................................................9
Company Material Adverse Effect..............................................16
Company Permits..............................................................26
Company Recommendation.......................................................43
Company Reports..............................................................20
Company Stock Option Plans....................................................8
Company Stockholder Approval.................................................16
Confidentiality Agreement....................................................37
Confidentiality Contracts....................................................28
Contract.....................................................................19
Contracts....................................................................19
Control Requirement Percentage................................................5
Controlling Company Shares....................................................5
Covia.........................................................................1
Delaware Courts..............................................................63
Designated Number............................................................52
DGCL..........................................................................2
Dissenting Common Stock......................................................15
Distribution Value...........................................................14
DOJ..........................................................................45
EC Merger Regulation.........................................................46
Effective Time................................................................2
Environmental Liability......................................................27
Environmental Matters........................................................27
ERISA........................................................................63
ERISA Affiliate..............................................................24
Excess Costs.................................................................39
Exchange Act..................................................................8
Exchange Agent...............................................................11
Exchange Fund................................................................11
Exchange Ratio................................................................4
Exclusivity Contracts........................................................28
FCC Act......................................................................19
Fee..........................................................................59
Fee Determination............................................................59
Financial Advisor............................................................29
Foreign Benefit Plan.........................................................23
Form S-4.....................................................................30
FTC..........................................................................45
GAAP.........................................................................20
Governmental Entity..........................................................17
Guarantees...................................................................28
High-End Ratio................................................................5
HSR Act......................................................................19
Hyperion.....................................................................47
incentive stock options.......................................................8
Indemnified Party............................................................49
Independent Director..........................................................3
Intellectual Property Rights.................................................24
Jones Day.....................................................................2
knowledge....................................................................63
Laws.........................................................................17
Leases.......................................................................29
Liens........................................................................18
Litigation...................................................................20
Loan Contracts...............................................................28
Low-End Ratio.................................................................5
Material Contracts...........................................................27
Material Intellectual Property Rights........................................25
Merger........................................................................1
Merger Consideration..........................................................3
Miscellaneous Contracts......................................................29
Move.com Common Stock........................................................32
Non-Competition Contracts....................................................27
NYSE..........................................................................5
Option........................................................................1
Option Agreement..............................................................1
Option Exchange Ratio.........................................................9
Options.......................................................................8
Ordinary Preferred Stock.....................................................17
Parent........................................................................1
Parent 2000 Annual Report....................................................34
Parent Authorized Preferred Stock............................................32
Parent Common Stock...........................................................1
Parent Disclosure Letter.....................................................33
Parent Employee Stock Options................................................33
Parent Expenses..............................................................60
Parent Material Adverse Effect...............................................31
Parent Reports...............................................................34
Parent Stock Plans...........................................................33
Parent Warrants..............................................................33
Participating Company Shares..................................................5
Partnership Contracts........................................................28
Per Share Additional Stock Consideration......................................5
Per Share Cash Consideration................................................. 6
Per Share Stock Amount........................................................6
Per Share Stock Consideration.................................................4
person.......................................................................63
Post Signing Returns.........................................................53
Preferred Redemption Price....................................................7
Preferred Stock..............................................................17
Preliminary Aggregate Cash Consideration......................................6
Pricing Period................................................................6
Proxy Statement..............................................................31
Proxy Statement/Prospectus...................................................42
Purchaser.....................................................................1
Qualifying Amendment.........................................................43
Quantitude...................................................................10
Quantitude Common Stock......................................................10
Quantitude Stock Option Plans................................................10
Regulatory Challenge.........................................................46
Regulatory Law...............................................................46
Regulatory Restrictions......................................................45
Reporting Requirements.......................................................41
Restraints...................................................................55
Rights........................................................................1
Rights Agreement..............................................................1
SAirGroup....................................................................28
SEC..........................................................................20
Section 2.4(b) Transaction...................................................14
Securities Act................................................................9
Series A Special Voting Preferred Stock......................................17
Series B Special Voting Preferred Stock......................................17
Series C Special Voting Preferred Stock......................................17
Series D Special Voting Preferred Stock......................................17
Series E Special Voting Preferred Stock......................................17
Series F Special Voting Preferred Stock......................................17
Series G Special Voting Preferred Stock......................................17
Series H Preferred Stock.....................................................17
Skadden Arps.................................................................53
Special Voting Preferred Stock................................................7
Spin-Off.....................................................................14
Stock Repurchase Program.....................................................36
Stockholders Meeting.........................................................16
Subsidiaries,................................................................16
Subsidiary Plans.............................................................10
Superior Proposal............................................................38
Surviving Corporation.........................................................2
Tax..........................................................................21
Tax Return...................................................................21
Taxes........................................................................21
Terminating Breach...........................................................58
Third Party..................................................................38
Third-Party Acquisition......................................................38
Total Cash In Lieu............................................................6
Total Closing Date Stock Consideration Value..................................6
Total Dissenting Cash.........................................................6
Total Outstanding Company Shares..............................................6
Total Parent Owned Company Shares.............................................6
Transaction Support Agreement.................................................1
Trip.........................................................................10
Trip Common Stock............................................................10
Trip Stock Option Plans......................................................10
UAL...........................................................................1
United........................................................................1
WARN Act.....................................................................24



                        AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 15, 2001, by and among Cendant Corporation, a Delaware corporation ("Parent"), Galaxy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Galileo International, Inc., a Delaware corporation (the "Company").

                                  RECITALS

         WHEREAS, the respective Boards of Directors of Parent, Purchaser and the Company each have approved and declared advisable this Agreement and the merger of Purchaser with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company (together with the associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Company's Rights Agreement, dated as of February 22, 2001, between the Company and LaSalle Bank National Association (the "Rights Agreement," the "Company Common Stock"), other than shares of Company Common Stock owned by Parent, Purchaser or the Company and other than Dissenting Common Stock (as hereinafter defined), will be converted into the right to receive common stock, par value $.01 per share, of Parent ("Parent Common Stock") and cash as provided herein;

         WHEREAS, simultaneously with the execution and delivery of this Agreement, and as a condition to Parent's willingness to enter into this Agreement, Parent and United Air Lines, Inc., a Delaware corporation ("UAL"), and Covia LLC, a Delaware limited liability company ("Covia" and together with UAL, "United") are entering into a transaction support agreement (the "Transaction Support Agreement"), pursuant to which United has agreed, among other things, to grant Parent a proxy to vote its shares of Company Common Stock in favor of the Merger, upon the terms and subject to the conditions set forth therein;

         WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent and the Company are entering into a stock option agreement (the "Option Agreement"), pursuant to the which the Company will grant to Parent an option (the "Option") to purchase shares of Company Common Stock, upon the terms and subject to the conditions set forth therein;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitutes a plan of reorganization; and

         WHEREAS, Parent, Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                 ARTICLE I

                                 The Merger

          1.1 The Merger. At the Effective Time (as hereinafter defined), upon the terms and subject to the conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"), Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall become a wholly owned subsidiary of Parent. The Merger shall have the effects specified in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

          1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Jones, Day, Reavis & Pogue, 77 W. Wacker, Chicago, Illinois ("Jones Day"), at 10:00 a.m., local time, as soon as practicable following the satisfaction (or waiver, if permissible) of the conditions set forth in
Article VI. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

          1.3 Effective Time. On or as soon as practicable after the Closing Date, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 251 of the DGCL (the "Certificate of Merger") to be properly executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

          1.4 Certificate of Incorporation, Bylaws, Directors and Officers of the Surviving Corporation; Directors of Parent. Unless otherwise agreed by the Company and Parent prior to the Closing, at the Effective Time, without any further action on the part of Parent, Purchaser or the Company:

          (a) The Certificate of Incorporation of the Company shall be amended and restated by virtue of the Merger to read in its entirety in the form attached hereto as Exhibit A (until further amended as provided by law and by such Certificate of Incorporation) and, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation;

          (b) The Bylaws of Purchaser as in effect immediately prior to the Effective Time shall be at and after the Effective Time (until amended as provided by law, its Certificate of Incorporation and its Bylaws, as applicable) the Bylaws of the Surviving Corporation;

          (c) The officers of the Company immediately prior to the Effective Time shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal; and

          (d) The directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

          1.5 Directors of Parent. At the Effective Time, Parent shall take all actions necessary, including, amending its Bylaws, to cause its Board of Directors to be expanded by one seat and to cause an individual designated by the Board of Directors of the Company and reasonably satisfactory to Parent and who is an Independent Director (as hereinafter defined) to be nominated and appointed to the class of directors whose term shall expire in 2004. A director shall be considered an "Independent Director" if he or she has no relationship to Parent that may interfere with the exercise of his or her independence from Parent and its management. Individuals with the following relationships to Parent are not independent: employment by Parent or any of its affiliates during the then-current year or any of the past five years; acceptance of compensation from Parent or any of its affiliates other than compensation for Board service or benefits under a tax-qualified retirement plan; an immediate family member of an individual who is, or has been in any of the past five years, employed by Parent or any of its affiliates as an executive officer; partnership with or controlling shareholder or executive officer of any for-profit business organization to which Parent made, or from which Parent received, payments that are or have been significant to Parent or the business organization in any of the past five years; and employment as an executive of another company where any of Parent's executives serve on that company's compensation committee.

                                ARTICLE II

                     Effect of the Merger on Securities
                        of Purchaser and the Company

          2.1 Purchaser Securities. At the Effective Time, each share of common stock, par value $.01 per share, of Purchaser that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          2.2 Company Securities.

          (a) Company Common Stock.

               (i) At the Effective Time, each Participating Company Share shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the following (the "Merger Consideration") (capitalized terms used in this Section 2.2(a) not otherwise defined in this Agreement have the meanings ascribed to such terms in Section 2.2(a)(iv)):

                                    (A) the number of duly authorized,
                           validly issued, fully paid and non-assessable shares of Parent Common Stock, rounded to the nearest thousandth of a share, equal to the number (the "Exchange Ratio") determined by dividing the Per Share Stock Amount by the Average Parent Trading Price, provided, however, that (X) if the foregoing would result in an Exchange Ratio less than the Low-End Ratio, then the Exchange Ratio shall be the Low-End Ratio, and (Y) if the foregoing would result in an Exchange Ratio greater than the High-End Ratio, then the Exchange Ratio shall be the High-End Ratio (the "Per Share Stock Consideration"), provided, however, that the Per Share Stock Consideration is subject to increase as provided in Section 2.2(a)(iii);

                                    (B) the lesser of (I) the Per Share
                           Cash Amount and (II) the number determined by dividing (X) the Actual Aggregate Cash Consideration by (Y) the excess of (a) the Total Outstanding Company Shares over (b) the Total Parent Owned Company Shares (such lesser amount, the "Per Share Cash Consideration"), provided, however, that the Per Share Cash Consideration is subject to decrease as provided in Section 2.2(a)(ii); and

                                    (C)     the Per Share Additional Stock
                           Consideration, if any.

               (ii) If cash is paid in lieu of fractional shares or there are shares of Dissenting Common Stock, or both, then, (I) the Actual Aggregate Cash Consideration shall be reduced to equal the Adjusted Actual Aggregate Cash Consideration and (II) the Per Share Cash Consideration that the holders of Participating Company Shares are entitled to receive pursuant to Section 2.2(a)(i)(B) shall be reduced to equal the number determined by dividing (X) the Adjusted Actual Aggregate Cash Consideration by
          (Y) the Participating Company Shares.

               (iii) If there are shares of Dissenting Common Stock, then the Per Share Stock Consideration that the holders of Participating Company Shares are entitled to receive pursuant to
          Section 2.2(a)(i)(A) shall be increased to that number of duly authorized, validly issued, fully paid and non-assessable shares of Parent Common Stock, rounded to the nearest thousandth of a share, equal to the number determined by dividing (I) the Actual Aggregate Parent Shares by (II) the Participating Company Shares.

               (iv) For purposes of this Agreement:

         "Actual Aggregate Cash Consideration" shall mean (I) if the Preliminary Aggregate Cash Consideration is less than or equal to the Cash Limitation Amount, then, an amount equal to the Preliminary Aggregate Cash Consideration and (II) if the Preliminary Aggregate Cash Consideration exceeds the Cash Limitation Amount, then, an amount equal to the Cash Limitation Amount.

         "Actual Aggregate Parent Shares" shall mean the product of (I) the excess of (X) the Total Outstanding Company Shares over (Y) the Total Parent Owned Company Shares, if any, and (II) the Per Share Stock
Consideration (determined prior to any increase pursuant to Section
2.2(a)(iii)).

         "Adjusted Actual Aggregate Cash Consideration" shall mean the excess of (I) the Actual Aggregate Cash Consideration over (II) the sum of
(X) the Total Cash In Lieu and (Y) the Total Dissenting Cash.

         "Average Parent Trading Price" shall mean the arithmetic average of the per share 4:00 p.m. Eastern time closing sales price of the Parent Common Stock on the New York Stock Exchange (the "NYSE") (as reported on the NYSE Composite Tape) during the Pricing Period.

         "Cash Limitation Amount" shall mean the number determined by dividing (I) the product of (X) the Cash Limitation Percentage and (Y) the Total Closing Date Stock Consideration Value by (II) the Control
Requirement Percentage.

         "Cash Limitation Percentage" shall mean the excess (expressed as a decimal, without rounding) of (I) one over (II) the Control Requirement Percentage. For the avoidance of doubt, if the Total Parent Owned Company Shares shall equal zero, the Cash Limitation Percentage shall equal 0.1950.

         "Closing Date Parent Stock Price" shall mean the average of the high and low trading prices of the Parent Common Stock on the NYSE Composite Tape on the date on which the Effective Time occurs.

         "Controlling Company Shares" shall mean the product of (I) 0.8050 and (II) the Total Outstanding Company Shares.

         "Control Requirement Percentage" shall mean the fraction (expressed as a decimal, without rounding), (I) the numerator of which shall equal the Controlling Company Shares and (II) the denominator of which shall equal the excess of (X) the Total Outstanding Company Shares over (Y) the Total Parent Owned Company Shares. For the avoidance of doubt, if the Total Parent Owned Company Shares shall equal zero, the Control Requirement Percentage shall equal 0.8050.

         "High-End Ratio" shall mean, subject to adjustment pursuant to
Section 2.4, the number determined by dividing (I) the Per Share Stock Amount by (II) 17.

         "Low-End Ratio" shall mean, subject to adjustment pursuant to
Section 2.4, the number determined by dividing (I) the Per Share Stock Amount by (II) 20.

         "Participating Company Shares" shall mean the excess of (I) the Total Outstanding Company Shares over (II) the sum of (X) the number of shares of Dissenting Common Stock, if any, and (Y) the number of shares of Company Common Stock, if any, cancelled pursuant to Section 2.2(a)(vi).

         "Per Share Additional Stock Consideration" shall mean the number of shares of Parent Common Stock, rounded to the nearest thousandth of a share, equal to the number determined by dividing (I) the Per Share Additional Consideration Value by (II) the Closing Date Parent Stock Price. For purposes of this Section 2.2(a), the Per Share Additional Consideration Value shall be equal to simple interest on $33 calculated at the 30 day London Interbank Offered Rate plus 100 basis points, from the date that is 180 days from the date hereof to the date, if later, on which the Effective Time occurs, provided, however, that if the event described in the first sentence of Section 5.4(f) does not occur, the Per Share Additional Consideration Value (and therefore, the Per Share Additional Stock Consideration) shall be zero. Such amount, if any, shall be determined using a year of 360 days to calculate the interest-equivalent amount.
         "Per Share Cash Amount" shall mean the product of (I) $33 and (II) the Cash Limitation Percentage.

         "Per Share Stock Amount" shall mean the product of (I) $33 and
(II) the Control Requirement Percentage.

         "Preliminary Aggregate Cash Consideration" shall mean the product of (I) the Per Share Cash Amount and (II) the excess of (X) the Total Outstanding Company Shares over (Y) the Total Parent Owned Company Shares.

         "Pricing Period" shall mean the 20 consecutive trading days immediately preceding the third consecutive trading day prior to the date of the Stockholders Meeting; provided, however, that if, primarily as a result of the execution by Parent or any Subsidiary thereof of a Restricted Acquisition Agreement (as hereinafter defined), the consents, approvals, permits or authorizations described in Section 5.4 hereof are not obtained by the date that is 30 days after the date on which the Stockholders Meeting occurs, the Pricing Period shall be the 20 consecutive trading days immediately preceding the third consecutive trading day prior to the date on which the last of the approvals described in Section 5.4 shall have been obtained and satisfied.

         "Total Cash In Lieu" shall mean the product of (I) the total number of registered holders of Company Common Stock immediately prior to the Effective Time and (II) the Closing Date Parent Stock Price.

         "Total Dissenting Cash" shall mean the product of (I) the number of shares of Dissenting Common Stock and (II) the greater of (X) $33.00 and
(Y) the sum of (a) the product of the Per Share Stock Consideration (determined prior to any increase pursuant to Section 2.2(a)(iii)) and the Closing Date Parent Stock Price and (b) the Per Share Cash Consideration (determined prior to any decrease pursuant to Section 2.2(a)(ii)).

         "Total Parent Owned Company Shares" shall mean the number of shares of Company Common Stock, if any, owned by Parent (or any Subsidiary of Parent) at the Effective Time.

         "Total Closing Date Stock Consideration Value" shall mean the product of (I) the number of Actual Aggregate Parent Shares and (II) the Closing Date Parent Stock Price.

         "Total Outstanding Company Shares" shall mean the total number of issued and outstanding shares of Company Common Stock immediately prior to the Effective Time.

               (v) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a share of Company Common Stock (other than the Company or holders of Total Parent Owned Company Shares) shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the Merger Consideration in accordance with Section 2.3 upon the surrender of a certificate or certificates representing such shares of Company Common Stock.

               (vi) Each share of Company Common Stock included in Total Parent Owned Company Shares or held in the Company's treasury at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

          (b) Special Voting Preferred Stock.

               (i) At the Effective Time, without any action on the part of the holders thereof, any and all shares of Special Voting Preferred Stock, par value $.01 per share, of the Company (the "Special Voting Preferred Stock") then outstanding shall be redeemed by the Company for an amount in cash equal to $100.00 per share (the "Preferred Redemption Price"), payable by the Company by certified check to each holder thereof at its address as set forth on the books of the Company at such time, shall cease to be outstanding or exist, and each holder of shares of Special Voting Preferred Stock shall thereafter cease to have any rights with respect to such shares of Special Voting Preferred Stock, except the right to receive, without interest, the Preferred Redemption Price in accordance with Section 2.3(b)(iv) below upon the surrender of a certificate or certificates representing such shares of Special Voting Preferred Stock. All funds necessary to pay the Preferred Redemption Price and any expenses relating to the redemption of the Special Voting Preferred Stock shall come solely from the Company. All shares of Special Voting Preferred Stock so redeemed shall be retired and shall not thereafter be reissued as part of any series of Preferred Stock of the Company.

               (ii) Each share of Special Voting Preferred Stock issued and held in the Company's treasury at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

               (iii) Without limiting the generality or effect of Section 1.4(d) and subject thereto, any and all directors elected to the Company's Board of Directors by holders of Special Voting Preferred Stock shall, at the Effective Time and the time of the actions set forth in Section 2.2(b)(i) above, automatically and without any further action by such directors or such holders be deemed to have resigned from the Company's Board of Directors.

               (iv) At the Effective Time, the Company shall cause to be mailed to each holder of Special Voting Preferred Stock a notice of redemption instructing such holder to surrender its certificate(s) representing Special Voting Preferred Stock in exchange for the Preferred Redemption Price. Upon surrender of such certificate(s), the Company shall deliver to such holder the Preferred Redemption Price and the certificate(s) representing such shares shall forthwith be cancelled.

         (c)      Options and SARs; Employee Stock Purchase Plan.

               (i) Without limiting the generality or effect of Section 2.2(a) or 2.3, but subject to subsection (v) of this Section 2.2(c), the Company shall take all action necessary (which includes satisfying the requirements of Rule 16b-3(e) promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to provide that, immediately prior to the Effective Time, all options to acquire shares of Company Common Stock and all stock appreciation rights related to the price of Company Common Stock (individually, an "Option" and collectively, the "Options") outstanding immediately prior to the Effective Time under any Company stock option plan or other equity incentive plan (the "Company Stock Option Plans"), whether or not then exercisable, shall (A) cease to represent options to acquire shares of, or stock appreciation rights related to the price of, Company Common Stock, (B) be converted into options to purchase shares of, or stock appreciation rights related to the price of, Parent Common Stock in an amount and at an exercise price determined as provided below and (C) with respect to unvested options or unvested stock appreciation rights that have an exercise price that is less than the Average Company Trading Price (as hereinafter defined), become fully vested and exercisable (and otherwise be subject to the terms of the applicable option plans and the applicable option agreements representing grants thereunder) (the "Assumed Options"):

                    (1) The number of shares of Parent Common Stock to be
               subject to each new option or right shall be equal to the product of the number of shares of Company Common Stock subject to the original option or right and the Option Exchange Ratio (as hereinafter defined); provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

                    (2) The exercise price per share of Parent Common Stock
               under each new option or right shall be equal to the exercise price per share of Company Common Stock under the original option or right divided by the Option Exchange Ratio; provided that such exercise price shall be rounded to the nearest whole cent.

          The adjustment provided herein with respect to any options that are intended to be "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code. The duration and other terms of the new options and rights shall, except as provided above, be the same as the original options and rights except that all references to the Company shall be deemed to be references to Parent. For purposes of this Section 2.2(c),
          (A) "Average Company Trading Price" shall mean the arithmetic average of the per share 4:00 p.m. Eastern time closing sales price of the Company Common Stock on the NYSE (as reported on the New York Stock Exchange Composite Tape) for the 20 consecutive trading days immediately preceding the third trading day prior to the date of the Stockholders Meeting and (B) "Option Exchange Ratio" shall mean the quotient derived by dividing $33.00 by the Average Parent Trading Price per share of Parent Common Stock; provided that (X) if the foregoing would result in an Option Exchange Ratio less than 1.65000, the Option Exchange Ratio shall be deemed to be 1.65000 and (Y) if the foregoing would result in an Option Exchange Ratio greater than 1.94118, the Option Exchange Ratio shall be deemed to be 1.94118; provided further, however, that if the event described in the first sentence of
          Section 5.4(e) occurs, the Option Exchange Ratio shall be appropriately and equitably increased to take into account the amount of the Per Share Additional Stock Consideration.

               (ii) As soon as practicable following the Effective Time, Parent shall deliver, upon due surrender of the Assumed Options, to holders of Assumed Options appropriate agreements representing the right to acquire Parent Common Stock, or stock appreciation rights related to the price of Parent Common Stock, on the same terms and conditions as contained in the Assumed Options (except as otherwise set forth in this Section 2.2(c)). Except as expressly contemplated herein, Parent shall comply with the terms of the Company Stock Option Plans as they apply to the Assumed Options. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Options in accordance with this Section 2.2(c). Parent shall file with the SEC (as hereinafter defined) a registration statement on Form S-8 (or any successor form) under the Securities Act of 1933, as amended (the "Securities Act") or on another appropriate form, effective as of, or reasonably promptly following, the Effective Time, with respect to Parent Common Stock subject to the Assumed Options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Assumed Options remain outstanding and exercisable. With respect to those individuals, if any, who, subsequent to the Effective Time, will be subject to the reporting requirements of Section 16 of the Exchange Act, Parent shall administer the Company Stock Option Plans, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

               (iii) Effective at or before the Effective Time, the Company shall take all actions necessary to cause the termination of the Galileo International, Inc. Employee Stock Purchase Plan (the "Company ESPP") and shall take all necessary steps to refund, without interest, to each Participant (as defined in the Company
          ESPP) any amounts withheld from such Participant's compensation pursuant to a subscription agreement under the Company ESPP to the extent that such amount has not been used to purchase Company Common Stock on a Purchase Date (as defined in the Company ESPP) occurring prior to the effective date of termination of the Company ESPP.

               (iv) After the Effective Time, all options to acquire shares of common stock, par value $.01 per share ("Quantitude Common Stock"), of Quantitude, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Quantitude"), and shares of common stock, par value $.01 per share ("Trip Common Stock"), of Trip.com, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Trip"), outstanding immediately prior to the Effective Time under the Quantitude Inc. 2001 Equity Incentive Plan in the form heretofore provided to Parent (the "Quantitude Stock Option Plan") and the Trip.com, Inc. 2001 Equity Incentive Plan in the form heretofore provided to Parent (the "Trip Stock Option Plan," and together with the Quantitude Stock Option Plan the "Subsidiary Plans"), whether or not exercisable, shall remain outstanding following the Effective Time and remain subject to the terms of the applicable Subsidiary Plan and the applicable option agreements representing grants thereunder.

               (v) The Company and its Subsidiaries shall use its reasonable best efforts (which include satisfying the requirements of Rule 16b-3(e) promulgated under Section 16 of the Exchange Act) to provide that, immediately prior to the Effective Time, all stock appreciation rights related to Company Stock (individually, an "SAR" and collectively, the "SARs") outstanding immediately prior to the Effective Time under any equity incentive plan of the Company ("Company Equity Incentive Plan"), whether or not then exercisable, shall be cancelled and each holder of SAR shall promptly after the Effective Time receive from the Surviving Corporation, for each SAR, (I) an amount in cash equal to the difference of the Merger Consideration minus the per share exercise price of such SAR, without interest, to the extent such difference is a positive number or (II) to the extent such difference is a negative number, such other consideration as is described in subsection (B) below (hereinafter referred to as the "SAR Consideration"), and that all SARs will be terminated and thereafter represent only the right to receive the SAR Consideration; provided, however that with respect to any Person subject to Section 16(a) of the Exchange Act, any such amount will be paid as soon as practicable after the first date payment can be made without liability to such Person under Section 16(b) of the Exchange Act.

                    (A) Notwithstanding anything herein stated, no SAR
               Consideration will be paid with respect to any SAR unless, at or prior to the time of such payment (i) such SAR is cancelled and (ii) to the extent necessary under the terms of such SAR, the holder of such SAR has executed and delivered a release of any and all rights the holder had or may have had in respect of such.

                    (B) Without limiting the generality or effect of the
               foregoing, prior to the Effective Time, the Company will use reasonable best efforts to obtain all necessary consents or releases, if any, from holders of SARs under any Company Equity Incentive Plan and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section. In the event that any SAR is not cancelled in accordance with the foregoing, such SAR shall be converted to a stock appreciation right related to the price of Parent Common Stock in accordance with Section 2.2(c)(i). The Company or its Subsidiaries may, but shall not be required to, offer additional consideration for the purpose of obtaining such consents or releases. Such additional consideration shall be subject to the advance approval of Parent, which approval shall not be unreasonably withheld.

          2.3 Exchange of Certificates Representing Company Common Stock.

          (a) As of the Effective Time, (i) Parent shall appoint a commercial bank or trust company, reasonably satisfactory to the Company, to act as exchange agent (the "Exchange Agent") hereunder for payment of the Merger Consideration upon surrender of certificates representing any shares of Company Common Stock cancelled pursuant to Section 2.2(a) (the "Certificates") and (ii) Parent shall enter into an agreement with the Exchange Agent reasonably satisfactory to the Company which shall provide that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the aggregate number of whole shares of Parent Common Stock (rounded up to the nearest whole share) issuable pursuant to
Section 2.2 in exchange for outstanding shares of Company Common Stock and an amount of cash equal to the aggregate amount payable to the holders of outstanding shares of Company Common Stock (such shares of Parent Common Stock and cash, together with any dividends or distributions with respect thereto with a record date after the Effective Time being hereinafter collectively referred to as the "Exchange Fund").

          (b) As promptly as possible after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1 (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and which letter shall be in such form and have such other provisions as are customary for letters of this nature, and (ii) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent, (i) the holder of such Certificate representing Company Common Stock shall be entitled to receive in exchange therefor certificates representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.3(c) and a check in the amount equal to the cash which such holder has the right to receive pursuant to the provisions of this Article II (including any cash in lieu of any fractional shares in accordance with Section 2.3(e)), and
(ii) the shares represented by the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, exchange and payment may be made with respect to such Company Common Stock to such a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time for all purposes, to represent the right to receive upon surrender the Merger Consideration with respect to the shares formerly represented thereby. Notwithstanding the foregoing, Certificates representing Company Common Stock surrendered for exchange by any person constituting an "affiliate" of the Company shall not be exchanged until Parent has received an Affiliate Letter as provided in Exhibit B hereto. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article II.

          (c) No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to shares of Parent Common Stock represented thereby, and no cash which such holder has the right to receive pursuant to the provisions of this Article II (including any cash payment in lieu of fractional shares pursuant to Section 2.3(e)) shall be paid to any such holder, and all such dividends, other distributions and cash shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of cash which such holder has the right to receive pursuant to the provisions of this Article II (including any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.3(e)) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and with a payment date subsequent to such surrender payable with respect to each whole share of Parent Common Stock.

          (d) All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) at the Effective Time in full satisfaction of all rights pertaining to the shares of Company Common Stock, theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of the Agreement, which remain unpaid at the Effective Time.

          (e) (i) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued in the Merger upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of the issuance of such fractional shares, the Exchange Agent shall sell such number of whole shares of Parent Common Stock (rounded up to the nearest whole share) in the open market in order to pay each former holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the Average Parent Trading Price.

          (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing Company Common Stock subject to and in accordance with the terms of Section 2.3(b).

          (f) Any portion of the Exchange Fund (including the proceeds of any interest and other income received by the Exchange Agent in respect of all such funds) that remains unclaimed by the former stockholders of the Company six months after the Effective Time shall be delivered to Parent. Any former stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation as general creditors for payment of any Merger Consideration, without any interest thereon, that may be payable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement.

          (g) None of Parent, the Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim which may be made against it with respect to such Certificate, the Exchange Agent will issue, in each case, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration payable in respect thereof pursuant to this Agreement.

          2.4 Adjustment of Merger Consideration.

          (a) If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio and the Merger Consideration shall be appropriately and equitably adjusted.

          (b) If, subsequent to the date of this Agreement but prior to the Effective Time, Parent declares, sets aside or pays any dividend or makes any other distribution or payment (whether in cash, stock, property or any combination thereof), in each such case with respect to its outstanding shares of Parent Common Stock, including, without limitation, any of the foregoing in connection with a spin-off, split-off or split-up, the record date for which is prior to the Effective Time (a "Section 2.4(b) Transaction"), then the following adjustments shall be made to the Low-End Ratio, the High-End Ratio and the Walk-Away Price (as hereinafter defined):

               (i) the High-End Ratio shall equal the number determined by dividing the Per Share Stock Amount by the Adjusted High-End Price;

               (ii) the Low-End Ratio shall equal the number determined by dividing the Per Share Stock Amount by the Adjusted Low-End Price; and

               (iii) the Walk-Away Price shall equal $14.00 minus the Adjustment Factor.

          (c) As used in this Section 2.4, the following terms shall have the following meanings:

               (i) "Adjusted High-End Price" shall mean an amount equal to $17.00 minus the Adjustment Factor;

               (ii) "Adjusted Low-End Price" shall mean an amount equal to $20.00 minus the Adjustment Factor; and

               (iii) "Adjustment Factor" shall mean the number determined by dividing the Distribution Value by the aggregate number of shares of Parent Common Stock outstanding immediately prior to the Effective Time.

               (iv) "Distribution Value" shall mean (I) for Section 2.4(b) Transactions not involving a Spin-Off (as hereinafter defined) the aggregate fair market value on the distribution date of the assets, property, cash, securities, rights, warrants or options distributed in respect of the Parent Common Stock in the Section 2.4(b) Transaction, as determined in good faith by the Board of Directors of Parent; or (II) in respect of a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of Parent, which securities are listed for and are actually trading on an exchange or the Nasdaq National Market System (a "Spin-Off"), the product of (x) the arithmetic average of the per share 4:00 p.m. Eastern time closing sales price of such securities for the 10 consecutive trading days commencing on and including the first day of trading of such securities after the effectiveness of the Spin-Off, and (y) the aggregate number of such securities outstanding during such 10-day period.

          (d) Parent shall not, during the Pricing Period, effect any
Section 2.4(b) Transaction or cause the Parent Common Stock to trade ex-dividend with respect to any Section 2.4(b) Transaction.

          (e) Parent shall not, prior to the Effective Time, effect, or cause the Parent Common Stock to trade ex-dividend with respect to, any
Section 2.4(b) Transaction other than the previously announced Spin-Off of Parent's individual membership and loyalty business.

          2.5 Dissenting Company Stockholders. Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Common Stock who properly exercise appraisal rights with respect thereto in accordance with
Section 262 of the DGCL (the "Dissenting Common Stock") shall not be exchangeable for the right to receive the Merger Consideration, and holders of such shares of Dissenting Common Stock will be entitled only to receive payment of the appraised value of such shares of Company Common Stock in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Company Common Stock will thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisals of shares of Company Common Stock and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                                ARTICLE III

               Representations and Warranties of the Company

         The Company hereby represents and warrants to Parent and Purchaser as follows:

          3.1 Existence; Good Standing; Corporate Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the ownership of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, business, results of operations, or financial condition of the Company and its Subsidiaries, taken as a whole, except any such effect resulting primarily from (a) this Agreement, the transactions contemplated by this Agreement or the announcement thereof, (b) Parent's announcement or other communication of Parent of the plans or intentions of Parent with respect to the conduct of the business (or any portion thereof) of the Company or any of its Subsidiaries, (c) changes or conditions (including changes in economic, financial market, regulatory or political conditions) affecting generally the air travel industry, the CRS industry, or the information services industry in which the Company or its Subsidiaries participates or (d) the Company's or its Subsidiaries' failure to engage in actions and activities in accordance with Section 5.2(b) in furtherance of the Company's web hosting business or Quantitude's third party telecommunications business (a "Company Material Adverse Effect") and would not prevent or materially delay consummation of the transactions contemplated hereby. The Company has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted, except where the failure to have such power and authority has not had and would not reasonably be expected to have a Company Material Adverse Effect and would not prevent or materially delay consummation of the transactions contemplated hereby. Except as set forth in Schedule 3.1 of the disclosure letter, dated this date, delivered by the Company to Parent (the "Company Disclosure Letter"), the Company has heretofore delivered to Parent true and correct copies of the Certificate of Incorporation and Bylaws (or equivalent organizational documents) as currently in effect for the Company and each of its Subsidiaries. Except as set forth in Schedule 3.1 of the Company Disclosure Letter, such Certificates of Incorporation and Bylaws (or equivalent organizational documents) are in full force and effect and no other organizational documents are applicable to or binding upon the Company or its Subsidiaries. The term "Subsidiaries," when used in this Agreement with respect to any party, means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or other governing body performing similar functions.

          3.2 Authorization, Validity and Effect of Agreements. The Company's Board of Directors has on or prior to the date of this Agreement
(a) declared the Merger advisable and in the best interest of the Company and its stockholders and approved this Agreement in accordance with applicable Law, (b) resolved to recommend the approval of this Agreement by the Company's stockholders at a meeting thereof duly called and held in accordance with the Company's Certificate of Incorporation and Bylaws and the requirements of the DGCL (the "Stockholders Meeting") and (c) directed that this Agreement be submitted to the Company's stockholders for approval (collectively, the "Board Recommendation"). The Company has the requisite corporate power and authority to execute and deliver this Agreement, the Option Agreement and all other agreements and documents contemplated hereby (the "Ancillary Documents") to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Option Agreement and the Ancillary Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the Option Agreement and the Ancillary Documents to which it is a party or to consummate the transactions contemplated hereby and thereby other than (i) assuming the accuracy of Parent's and Purchaser's representation and warranty set forth in Section 4.16, the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (voting as one class with each share of Company Common Stock having one vote) (the "Company Stockholder Approval") and (ii) the filing and recordation of the Certificate of Merger in accordance with the DGCL. This Agreement and the Option Agreement have been, and any Ancillary Document to which the Company is a party at the time of execution shall have been, duly and validly executed and delivered by the Company, and (assuming this Agreement and such Ancillary Documents each constitutes a valid and binding obligation of any other parties thereto) constitutes and will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights and general principles of equity.

          3.3 Compliance with Laws. Except as set forth in Schedule 3.3 of the Company Disclosure Letter, the Company and each of its Subsidiaries are in compliance with and are not in default under or in violation of (a) their respective Certificates of Incorporation and Bylaws (or equivalent organizational documents), (b) any order of any foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority or any arbitration board or tribunal ("Governmental Entity") or (c) any foreign, federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree ("Laws") applicable to the Company or such Subsidiaries or any of their respective properties or assets, except, in the case of clauses (b) and (c) above, where such non-compliance, default or violation, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, would not prevent or materially delay consummation of the transactions contemplated hereby and would not impose a risk of criminal liability, criminal fines, imprisonment or confinement, in each case, upon any officer, employee or director of the Company, Parent or any of their respective Subsidiaries. Schedule 3.3 of the Company Disclosure Letter sets forth any material order of any Governmental Entity binding on the Company or such Subsidiaries.

          3.4 Capitalization. The authorized capital stock of the Company consists of (a) 250,000,000 shares of Company Common Stock, (b) 7 shares of Special Voting Preferred Stock of which (i) 1 share has been designated Series A Special Voting Preferred Stock (the "Series A Special Voting Preferred Stock"), (ii) 1 share has been designated Series B Special Voting Preferred Stock (the "Series B Special Voting Preferred Stock"), (iii) 1 share has been designated Series C Special Voting Preferred Stock (the "Series C Special Voting Preferred Stock"), (iv) 1 share has been designated Series D Special Voting Preferred Stock (the "Series D Special Voting Preferred Stock"), (v) 1 share has been designated Series E Special Voting Preferred Stock (the "Series E Special Voting Preferred Stock"),
(vi) 1 share has been designated Series F Special Voting Preferred Stock (the "Series F Special Voting Preferred Stock"), and (vii) 1 share has been designated Series G Special Voting Preferred Stock (the "Series G Special Voting Preferred Stock"), and (c) 25,000,000 shares of ordinary preferred stock, par value $.01 per share (the "Ordinary Preferred Stock," and, collectively with the Special Voting Preferred Stock, the "Preferred Stock"). 2,500,000 shares of Ordinary Preferred Stock have been designated as Series H Junior Participating Preferred Stock ("Series H Preferred Stock") in connection with the Rights issued pursuant to the Rights Agreement. As of May 31, 2001, (A) 87,390,109 shares of Company Common Stock were issued and outstanding, (B) (1) 1 share each of Series A, B and E of Special Voting Preferred Stock were issued and outstanding, (2) no shares of Ordinary Preferred Stock were issued and outstanding, (3) no shares of Series H Preferred Stock were issued or outstanding, and (4) no other shares of capital stock of the Company were issued and outstanding,
(C) 4,047,545 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding stock options, and (D) 18,021,476 shares of Company Common Stock were held by the Company in its treasury. Except for the Rights and the aforementioned stock options, and except as set forth in Schedule 3.4 of the Company Disclosure Letter and the Option Agreement, the Company has no outstanding bonds, debentures, notes or other obligations entitling the holders thereof to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. All issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except for the Rights, the Option Agreement and the aforementioned stock options and other than pursuant to the Company Benefit Plans (as defined in Section 3.11) or as set forth in Schedule 3.4 of the Company Disclosure Letter, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments (Y) to which the Company or any of its Subsidiaries is a party of any character relating to the issued or unissued capital stock or other equity interests of the Company or any of its Subsidiaries, or (Z) obligating the Company or any Subsidiary of the Company to (1) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement, arrangement or commitment, (3) redeem or otherwise acquire any such shares of capital stock or other equity interests or (4) make any investment (in the form of a loan, capital contribution or otherwise) in any person in an amount in excess of $1,000,000, individually or in the aggregate. Except as set forth under the heading "Certain Relationships and Related Transactions" in the Company's definitive proxy statement for its annual meeting of stockholders held on May 17, 2001 (the "2001 Proxy Statement"), or in Schedule 3.4 of the Company Disclosure Letter, there are no voting trusts, voting agreements or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.

          3.5 Subsidiaries. Schedule 3.5 of the Company Disclosure Letter lists all of the Subsidiaries of the Company. Except as set forth in
Schedule 3.5 of the Company Disclosure Letter, each of the Company's Subsidiaries is a corporation, partnership, limited liability company or similar form of entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the corporate, partnership or similar power and authority to own or lease and operate its properties and carry on its business as now conducted. Except as set forth in Schedule 3.5 of the Company Disclosure Letter, each of the Company's Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect and would not prevent or materially delay consummation of the transactions contemplated hereby. The Company owns, directly or indirectly, all of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiaries) of each of the Company's Subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances (collectively, "Liens"). Except as set forth in Schedule 3.5 of the Company Disclosure Letter, neither the Company or any of its Subsidiaries nor any of their respective officers, employees or directors have issued, granted or sold, or promised, committed or proposed to issue, grant or sell, to any person any options, warrants, shares or other equity interests in any Subsidiary of the Company, including Quantitude and Trip. No Subsidiary of the Company owns any capital stock or has any equity interest in the Company. Each of the outstanding shares of capital stock (or such other ownership interests) of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. Schedule 3.5 of the Company Disclosure Letter sets forth the following information for each Subsidiary of the Company: (a) its name and jurisdiction of incorporation or organization, (b) its authorized capital stock or share capital, (c) the number of issued and outstanding shares of capital stock, share capital or other equity interests, and (d) any debt securities issued by it. Except for the Company's interests in the Subsidiaries as set forth in Schedule
3.5 of the Company Disclosure Letter or as otherwise set forth in such Schedule, neither the Company nor the Subsidiaries own, directly or indirectly, any stock, interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other form of entity.

          3.6 No Violation; Consents. Except as set forth in Schedule 3.6 of the Company Disclosure Letter, neither the execution and delivery by the Company of this Agreement, the Option Agreement or any of the Ancillary Documents to which it is a party nor the consummation by the Company of the transactions contemplated hereby or thereby will: (a) violate, conflict with or result in a breach of the respective Certificates of Incorporation or Bylaws (or equivalent organizational documents) of the Company or any Subsidiary of the Company; (b) violate, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations pursuant to, result in the creation of any Lien upon any of the properties of the Company or its Subsidiaries under, or result in there being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, sublease, contract, agreement or other instrument, commitment or obligation (each, a "Contract" and, collectively, "Contracts") to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound, except for any of the foregoing matters which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; (c) provided that the authorizations, filings and registrations described in clause (d) of this Section 3.6 have been obtained and made, violate any Laws applicable to the Company, any Subsidiary of the Company or any of their respective properties or assets except for any such violations which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; or (d) require any consent, approval or authorization of, or filing or registration with, any Governmental Entity, except (i) for (A) applicable requirements of the Securities Act and the Exchange Act, (B) the applicable pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations thereunder (the "HSR Act"), any required filings with or approvals under the EC Merger Regulation (as hereinafter defined) and the Australian Approval (as hereinafter defined), (C) such other required filings with or approvals of foreign competition Law authorities, (D) the applicable requirements of the Communications Act of 1934, as amended (the "FCC Act"), and (E) the filing and recordation of a Certificate of Merger pursuant to the DGCL, or (ii) where the failure to obtain any such consent, approval or authorization, or to make any such filing or registration would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect and would not prevent or materially delay consummation of the transactions contemplated hereby.

          3.7 Company Reports; Financial Statements. (a) The Company filed all forms, reports, schedules, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 1998 (collectively, including all exhibits and information incorporated by reference therein, the "Company Reports"). As of their respective dates (and if amended or supplemented by a filing prior to the date of this Agreement, then as of the date of such filing), the Company Reports (i) complied in all material respects with the then-applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or other documents with the SEC.

          (b) Except as set forth in Schedule 3.7 of the Company Disclosure Letter, each of the consolidated balance sheets (including all related notes) included in the Company Reports fairly presents the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of income (including all related notes), retained earnings and cash flows of the Company included in the Company Reports fairly presents the results of operations, retained earnings or cash flows of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments, none of which are material in kind or amount), in each case, in accordance with United States generally accepted accounting principles consistently applied ("GAAP") during the periods involved, except as may be noted therein.

          3.8 Litigation. Except as set forth in Schedule 3.8 of the Company Disclosure Letter or under the heading "Legal Proceedings" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "2000 Annual Report"), there are no actions, suits, proceedings, inquiries or, to the knowledge of the Company, investigations ("Litigation") pending, publicly announced or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries, at law or in equity, and there are no orders of any Governmental Entity outstanding against the Company or any of its Subsidiaries that, individually or in the aggregate, (a) have had or would reasonably be expected to have a Company Material Adverse Effect, (b) would prevent or materially delay consummation of the transactions contemplated hereby or (c) as of the date hereof, question or challenge the validity of this Agreement.

          3.9 Absence of Certain Changes. Except as set forth in Schedule
3.9 of the Company Disclosure Letter, since March 31, 2001, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and there has not been or occurred (a) any event, condition, circumstance or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect or (b) any action taken by the Company that, if taken after the date of this Agreement without the prior written consent of Parent, would be a violation of Section 5.2 hereof.

          3.10 Taxes. (a) Except as set forth in Schedule 3.10 of the Company Disclosure Letter and except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries (i) have timely filed all Tax Returns (as defined below) required to be filed by each of the Company and its Subsidiaries, and all such Tax Returns are complete and correct and (ii) except for those Taxes (as defined below) being contested in good faith and for which adequate reserves have been established in the financial statements included in the Company Reports in accordance with GAAP, each of the Company and its Subsidiaries have paid (or the Company has paid on its behalf) all Taxes required to be paid by each of the Company and its Subsidiaries. Except as set forth in Schedule 3.10 of the Company Disclosure Letter, the financial statements included in the Company Reports reflect an adequate reserve in accordance with GAAP for all Taxes payable by the Company and each of its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements. Except as set forth in Schedule 3.10 of the Company Disclosure Letter, there is no action, suit, claim or assessment pending with respect to Taxes that is not adequately reserved for or which, if upheld, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 3.10 of the Company Disclosure Letter, each of the Company and its Subsidiaries have complied with all applicable rules and regulations relating to the withholding of Taxes and have withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid, including, without limitation, withholding in connection with payments to employees, independent contractors, creditors, stockholders or other third parties, except for Taxes which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 3.10 of the Company Disclosure Letter, there is no agreement, contract, plan or arrangement involving the Company or any of its Subsidiaries and covering any person that individually or collectively could give rise to the payment of any amount that would not be deductible by Parent, Purchaser, the Company or any of their respective Subsidiaries by reason of Section 280G of the Code. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") means any (x) federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity, (y) liability for the payment of any amounts described in clause (x) above as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability and (z) liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of any agreement to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y) above, and (B) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          (b) None of the Company nor any of its affiliates has taken or agreed to take any action, has failed to take any action, or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          3.11 Employee Benefit Plans. (a) All employee benefit plans, compensation arrangements and other benefit arrangements, whether or not "employee benefit plans" (within the meaning of Section 3(3) of ERISA (as hereinafter defined), whether or not subject to ERISA), providing cash-or equity-based incentives, health, medical, dental, disability, accident or life insurance benefits or severance, retirement, pension or savings benefits, which are subject to U.S. Law and cover employees, directors, former employees and former directors of the Company or its Subsidiaries (the "Company Benefit Plans") and all employee agreements (excluding (i) offer letters establishing the terms of at-will employment and (ii) non-U.S. employment or consulting agreements, which in each case are required or imposed by the Law of the jurisdiction) providing compensation, severance or other benefits to any officer, employee or former employee of the Company or its Subsidiaries are set forth in Schedule 3.11 of the Company Disclosure Letter. Except as set forth in Schedule 3.11 of the Company Disclosure Letter, any Company Benefit Plan intended to be qualified under Section 401(a) or 401(k) of the Code has received a determination letter from the Internal Revenue Service and, to the knowledge of the Company, continues to satisfy the requirements for such qualification, except for where the failure to so qualify, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 3.11 of the Company Disclosure Letter, neither the Company nor any ERISA Affiliate of the Company maintains, contributes to, or has since January 1, 1996, maintained or contributed to, any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code. Except as set forth in Schedule 3.11 of the Company Disclosure Letter, no Company Benefit Plan and neither the Company nor its Subsidiaries has incurred any liability or penalty under
Section 4975 of the Code or Section 502(i) of ERISA which, individually or in the aggregate, has not had and would reasonably be expected to result in a Company Material Adverse Effect or has engaged in any transaction which is reasonably likely to result in any such liability or penalty. Except as set forth in Schedule 3.11 of the Company Disclosure Letter, each Company Benefit Plan has been maintained and administered in compliance with its terms and with ERISA and the Code to the extent applicable thereto, except for such non-compliance which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 3.8 or Schedule 3.11 of the Company Disclosure Letter, there is no pending or, to the knowledge of the Company, threatened Litigation against or otherwise involving any of the Company Benefit Plans and no Litigation (excluding routine claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as required by Law or as set forth in Schedule 3.11 of the Company Disclosure Letter, neither the Company nor its Subsidiaries maintains or contributes to any plan or arrangement which, and no Company Benefit Plan, provides, or has any liability to provide, life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment. Except as set forth in Schedule 3.11 of the Company Disclosure Letter, all contributions required to be made with respect to any Company Benefit Plan on or prior to the Closing Date have been timely made or are reflected on the balance sheet of the Company dated March 31, 2001, except for such failures to contribute as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as would not be reasonably expected to result in a Material Adverse Effect, and except as set forth in Schedule 3.11 of the Company Disclosure Letter, there has been no formal amendment by the Company to any Company Benefit Plan that would increase materially the expense of maintaining such Plan above the level or expense incurred in respect thereof for the year ended December 31, 2000. Except as set forth in Schedule 3.11 of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event,
(A) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer except as expressly provided in this Agreement, and no amounts payable under the Company Benefit Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. Except as set forth in Schedule 3.11 of the Company Disclosure Letter, no liability under Title IV of ERISA has been incurred by the Company, any of its Subsidiaries or any of its ERISA Affiliates since the effective date of ERISA that has not been satisfied in full and that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule
3.11 of the Company Disclosure Letter, with respect to each Company Benefit Plan that is subject to Title IV of ERISA, the present value of projected benefit obligations under such Company Benefit Plan, as determined by the Company Benefit Plan's actuary based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by the Company Benefit Plan's actuary with respect to such Company Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Company Benefit Plan allocable to such projected benefit obligations. Except as set forth in Schedule 3.11 of the Company Disclosure Letter, no Company Benefit Plan is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, or a "multiple employer plan" as such term is defined in Section 413 of the Code. Each Company Benefit Plan that is intended to satisfy the requirements of Section 501(c)(9) of the Code satisfies the requirements of Section 501(c)(9) of the Code, except where non-compliance would not be reasonably expected to have a Material Adverse Effect. Except as set forth in Schedule 3.11 of the Company Disclosure Letter, with respect to each Company Benefit Plan that is not subject to United States Law (a "Foreign Benefit Plan"): (i) all employer and employee contributions to each Foreign Benefit Plan required by Law or by the terms of such Foreign Benefit Plan have been made, or if applicable, accrued in accordance with normal accounting practices except for such contributions or accruals, the failure of which to make or accrue, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations, except in each case, for insufficiencies or transactions which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; and
(iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities except for such failures to register or maintain as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (b) For purposes of this Agreement, "ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," under "common control" or an "affiliated service group" with an entity within the meanings of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of
Section 400l(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

          3.12 Labor and Employment Matters. Except as set forth in
Schedule 3.12 of the Company Disclosure Letter or to the extent imposed or implied by applicable foreign Law, neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement with employees or other Contracts or understandings with a labor union or labor organization. Except as set forth in Schedule 3.12 of the Company Disclosure Letter, there are no strikes or lockouts with respect to any employee of the Company or any Subsidiary, and to the knowledge of the Company, there is no union organizing effort pending or threatened against the Company or any Subsidiary. Except for such matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect or except as set forth in Schedule
3.12 of the Company Disclosure Letter, (a) there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries relating to their business; (b) there is no slowdown, work stoppage or threat thereof by or with respect to such employees; and (c) the Company and its Subsidiaries are in compliance with all applicable Laws respecting (A) employment and employment practices, (B) terms and conditions of employment and wages and hours, and (C) unfair labor practices. Except as set forth in Schedule 3.8 or Schedule 3.12 of the Company Disclosure Letter, there is no Litigation pending or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, at law or in equity, alleging a violation of applicable Laws, rules or regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, or unfair labor practice that, individually or in the aggregate, has had or would reasonably by expected to have a Company Material Adverse Effect. Except as set forth in Schedule 3.12 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any liabilities under the Worker Adjustment and Retraining Notification Act (the "WARN Act") as a result of any action taken by the Company (other than at the written direction of Parent) and that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

          3.13 Intellectual Property Rights.


          (a) Schedule 3.13 of the Company Disclosure Letter set forth a complete and accurate list of all U.S. and foreign patents, patent applications, trademarks, trademark applications, trademark registrations, Internet domain name registrations, service marks, service mark applications, service mark registrations, logos, copyrights, copyright registrations and copyright applications, and such Schedule sets forth a complete and accurate list of all technical know-how and other proprietary intellectual property rights and software programs and systems (collectively, "Intellectual Property Rights") that are material to the conduct of the business of (i) the Company and its Subsidiaries taken as a whole, (ii) Trip or (iii) Quantitude, in each case, as currently or planned to be conducted, and identifying the owner or licensor of such material Intellectual Property Rights. Each of the Company and its Subsidiaries owns, or is validly licensed or otherwise has the right to use all the Intellectual Property Rights that are material to the conduct of the business of the Company and its Subsidiaries taken as a whole ("Material Intellectual Property Rights") used by it in connection with its businesses as currently conducted or planned to be conducted, in each case, free and clear of all Liens, except for where the failure to own, be validly licensed or have the right to use such Material Intellectual Property Rights or where the presence of Liens on such Material Intellectual Property Rights would not reasonably be expected to result in a Company Material Adverse Effect.

          (b) Except as set forth in Schedule 3.13 of the Company Disclosure Letter, no claims are pending or, to the knowledge of the Company, threatened in writing that the Company or any of its Subsidiaries are infringing, misappropriating or otherwise violating or interfering with the rights of any person with regard to any Intellectual Property Rights. Except as set forth in Schedule 3.13 of the Company Disclosure Letter, as of the date of this Agreement, to the knowledge of the Company, no person or persons are infringing, misappropriating or otherwise violating or interfering with the rights of the Company or of any of its Subsidiaries with respect to any Intellectual Property Rights.

          (c) Except as set forth in Schedule 3.13 of the Company
Disclosure Letter, no claims are pending or, to the knowledge of the Company, threatened in writing with regard to ownership or enforceability by the Company or any of its Subsidiaries of any of their respective Intellectual Property Rights.

          (d) Except as set forth in Schedule 3.13 of the Company Disclosure Letter, the Material Intellectual Property Rights owned by the Company and its Subsidiaries are in full force and effect, and have not expired or been cancelled or abandoned, and, to the knowledge of the Company, are valid and enforceable, except where such cancellation, expiration or abandonment, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 3.13 of the Company Disclosure Letter, all material patents, trademarks and applications and registrations therefor owned by the Company or any of its Subsidiaries have been duly registered, filed with or issued by each appropriate Governmental Entity in the jurisdiction indicated on Schedule 3.13 of the Company Disclosure Letter, all necessary affidavits of continuing use have been filed and all necessary maintenance and other applicable fees have been timely paid to continue all such rights in effect, except failures to register, file or pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 3.13 of the Company Disclosure Letter, none of the material patents and patent applications listed on Schedule 3.13 of the Company Disclosure Letter has been declared invalid or unenforceable, in whole or in part, by any Governmental Entity. Except as set forth in
Schedule 3.13 of the Company Disclosure Letter, each inventor named on the patents and patent applications identified as being owned by the Company or any of its Subsidiaries on Schedule 3.13 of the Company Disclosure Letter has executed an agreement assigning his, her or its entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to the Company or a Subsidiary of the Company, except to the extent that any failures to assign would not reasonably be expected to have a Company Material Adverse Effect.

          (e) Except as set forth in Schedule 3.13 of the Company
Disclosure Letter, the Company uses, and has used, reasonable best efforts to maintain the confidentiality of its trade secrets and other confidential proprietary information.

          (f) Except as set forth in Schedule 3.13 of the Company Disclosure Letter, all of the Material Intellectual Property Rights that are owned by the Company or one of its Subsidiaries were either developed
(i) by employees of the Company or any Subsidiary (or a predecessor entity thereof) within the scope of their employment or (ii) by independent contractors who have assigned their rights to the Company or any Subsidiary pursuant to written agreements.

          (g) Except as set forth in Schedule 3.13 of the Company
Disclosure Letter, neither the Company nor any Subsidiary has licensed its rights in any Intellectual Property Rights owned by it except pursuant to written agreement, except as have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (h) Except as set forth in Schedule 3.13 of the Company Disclosure Letter, no royalties, honoraria or other fees are payable by the Company or any Subsidiary to any third parties (other than Governmental Entities) for the use of or right to use any Intellectual Property Rights except (i) pursuant to written agreements or (ii) as have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          3.14 Permits. Except as set forth in Schedule 3.14 of the Company Disclosure Letter, the Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect and would not prevent or materially delay consummation of the transactions contemplated hereby. Except as set forth in Schedule 3.14 of the Company Disclosure Letter, all Company Permits are in full force and effect, except where the failure to be in full force and effect has not had and would not reasonably be expected to have a Company Material Adverse Effect and would not prevent or materially delay consummation of the transactions contemplated hereby.

          3.15 Environmental Compliance. Except for any non-compliance which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect or as set forth in Schedule 3.15 of the Company Disclosure Letter, (a) the Company and its Subsidiaries are in compliance with all applicable Laws relating to Environmental Matters (as hereinafter defined); (b) the Company and its Subsidiaries have obtained, and are in compliance with, all permits, licenses, authorizations, registrations and other governmental consents required by applicable Laws for the use, storage, treatment, transportation, release, emission and disposal of raw materials, by-products, wastes and other substances used or produced by or otherwise relating to the operations of the Company or its Subsidiaries; and (c) to the Company's knowledge, there are no past or present events, conditions, or activities by the Company or its Subsidiaries that would prevent compliance or continued compliance with any Law or give rise to any Environmental Liability (as hereinafter defined).

          As used in this Agreement, the term "Environmental Matters" means any matter arising out of or relating to pollution or protection of the environment, human safety or health, or sanitation, including matters relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes. "Environmental Liability" means any liability or obligation arising from or relating to any Environmental Matter or arising under any Law or under any current theory of law or equity (including, without limitation, any liability for personal injury, property damage or remediation) that results from, or is based upon or related to, the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

          3.16 Material Contracts.

          (a) Except as set forth in Schedule 3.16(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or is bound by any of the following Contracts (collectively, the "Material Contracts"):

               (i) Contracts with any current or former director or officer of the Company other than (A) Contracts with former directors or officers that are no longer in effect, (B) Contracts pursuant to any Company Benefit Plan or similar arrangement listed in Section
          3.11 or in Schedule 3.11 of the Company Disclosure Letter, and
          (C) Contracts entered into in the ordinary course of business consistent with past practice;

               (ii) Contracts involving amounts in excess of $3,000,000 and which cannot be cancelled by the Company or a Subsidiary of the Company within 90 days following notice thereof without the payment of a material penalty (A) for the sale of any of the assets of the Company or any of its Subsidiaries, other than contracts entered into in the ordinary course of business, consistent with past practice, or (B) for the grant to any person of any preferential rights to purchase any of its assets;

               (iii) Any non-competition agreements or other Contracts which restrict the Company or any of its Subsidiaries from competing in any line of business or with any person in any geographical area in any material manner; or otherwise limit in any material respect the manner in which or localities in which the Company and its Subsidiaries conduct their businesses ("Non-Competition Contracts");

               (iv) Any Contract that requires the Company to conduct business exclusively with one or more Persons in any particular geographic area or with respect to any particular product or service and that cannot be canceled by the Company within 90 days following notice thereof without the payment of a material penalty ("Exclusivity Contracts");

               (v) Indentures, credit agreements, security agreements, mortgages, guarantees and promissory notes, and other Contracts relating to the borrowing of money or the lending of money by the Company or any of its Subsidiaries involving amounts in excess of $3,000,000 ("Loan Contracts");

               (vi) Contracts between the Company or any of its Subsidiaries, on the one hand, and any holder of more than 5% of the Company's equity securities, on the other hand, including United and SAir Group Ltd. ("SAirGroup") or any affiliate thereof;

               (vii) Agreements involving the provision of services by the Company involving annual amounts in excess of $3,000,000 and that cannot be canceled by the Company within 90 days following notice thereof without the payment of a material penalty;

               (viii) Partnership, joint venture and similar agreements ("Partnership Contracts");

               (ix) Bonds or agreements of guarantee or indemnification in which the Company or any Subsidiary of the Company acts as surety, guarantor or indemnitor with respect to any obligation (fixed or contingent) in excess of $3,000,000 and that cannot be terminated by the Company or such Subsidiary of the Company within 90 days following notice thereof without the payment of a material penalty, other than any of the foregoing relating to obligations of the Company or any Subsidiary of the Company ("Guarantees");

               (x) Any Contract (other than (A) Contracts pursuant to any Company Benefit Plan or similar arrangement listed in Section
          3.11 or in Schedule 3.11 of the Company Disclosure Letter or (B) Contracts with former directors, officers or employees of the Company or any of its Subsidiaries that are no longer in effect) providing for future payments in excess of $3,000,000 that are conditioned, in whole or in part, on a change in control of the Company or any of its Subsidiaries ("Change in Control Contracts");

               (xi) Any nondisclosure, confidentiality or standstill agreements with any Person (excluding nondisclosure agreements with any Person entered into in the ordinary course of business consistent with past practice) ("Confidentiality Contracts"); provided, however, that any such agreement that was entered into in connection with the strategic evaluation process that led to the execution of this Agreement shall be provided in form only, with a schedule of material changes or modifications to such form agreed to by the Company;

               (xii) Any Contracts having a value in excess of $3,000,000 and (A) that grant or obtain any right to use or practice any Material Intellectual Property Rights or (B) restricting the Company's or any of its Subsidiaries' right to use any Material Intellectual Property Rights;

               (xiii) Any lease or sublease pursuant to which the Company and its Subsidiaries leases or subleases material facilities ("Leases"); and

               (xiv) Any Contract that cannot be cancelled by the Company within 90 days following notice thereof without the payment of a material penalty and that obligates the Company to make any annual payments to any person, including for the purchase of goods or services, in excess of $3,000,000 ("Miscellaneous Contracts").

          (b) Except as set forth in Schedule 3.16 (b) of the Company Disclosure Letter, all of the Material Contracts are in full force and effect and are the legal, valid and binding obligations of the Company and/or its Subsidiaries, enforceable against them in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in proceeding at law or in equity). Except as set forth in Schedule 3.16
(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in breach of or default under any Material Contract nor, to the knowledge of the Company, is any other party to any Material Contract in breach thereof or default thereunder, except, in each case, for such breaches or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (c) Except as set forth on Schedule 3.16(c), the Company has not received written notice from any of the persons listed on Schedule 3.16(c) under the heading "Section 3.16(c) Persons" of the Company Disclosure Letter terminating, or threatening to terminate any of its Material Contracts listed in Schedule 3.16(a) of the Company Disclosure Letter or the business relationship arising therefrom.

          3.17 Title to Property. Except as set forth in Schedule 3.16 or
Schedule 3.17 of the Company Disclosure Letter, each of the Company and its Subsidiaries (a) has good and marketable title to all real property owned by it and (b) has good and marketable title to, or valid leasehold interests in, or the right to use, all its material properties and assets necessary for the conduct of their respective businesses, except, in each case, for defects in title, easements, restrictions, restrictive covenants and encumbrances that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          3.18 Brokers. Except for J.P. Morgan Securities, Inc. (the "Financial Advisor"), no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement that is based upon any arrangement made by or on behalf of the Company or any of its Subsidiaries. True and correct copies of the engagement letter between the Company and the Financial Advisor have been made available to Parent.

          3.19 Opinion of Financial Advisor. The Company has received the written opinion of the Financial Advisor to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of the Company.

          3.20 Rights Agreement. The Company has caused the Rights Agreement to be amended to be inapplicable to the approval, execution and delivery of (a) this Agreement, (b) the Option Agreement and (c) the Transaction Support Agreement, and the consummation of the transactions contemplated hereby or thereby.

          3.21 State Takeover Statutes. Prior to the date hereof, the Company's Board of Directors has approved the Merger, this Agreement, the Transaction Support Agreement, the Option Agreement and the transactions contemplated hereby and thereby and, assuming the accuracy of Parent's and Purchaser's representation and warranty set forth in Section 4.16, such approval is sufficient to render inapplicable to the Merger, this Agreement, the Option Agreement, the Transaction Support Agreement and the transactions contemplated hereby and thereby, the limitations on business combinations contained in Section 203 of the DGCL. To the knowledge of the Company and, assuming the accuracy of Parent's and Purchaser's representations and warranties set forth in Section 4.16, no other state takeover statute or similar statute or regulation applies to the transactions contemplated hereby and by the Ancillary Documents and no such statute or regulation, and no similar provision of the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of Company Common Stock that may be acquired or controlled by Parent.

          3.22 No Undisclosed Liabilities. Except (i) as disclosed in
Schedule 3.22 of the Company Disclosure Letter, (ii) as reflected or reserved against in the Company's consolidated balance sheets (or the notes thereto) included in the 2000 Annual Report or in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 (the "2001 Quarterly Report"), (iii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and (iv) for liabilities and obligations incurred in the ordinary course of business, consistent with past practice, since March 31, 2001, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or in the notes thereto).

          3.23 Vote Required. Assuming the accuracy of Parent's and Purchaser's representation and warranty set forth in Section 4.16, the Company Stockholder Approval is the only vote of holders of any class or series of the Company's capital stock required to approve the Merger and adopt this Agreement and the Ancillary Agreements to which the Company is a party under the DGCL, the Company's Certificate of Incorporation and the Company's Bylaws.

          3.24 Form S-4; Proxy Statement. None of the information supplied in writing by the Company for inclusion in, and none of the information regarding the Company incorporated by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in connection with the Merger, or any of the amendments or supplements thereto (collectively, the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented, at the time it becomes effective under the Securities Act and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the proxy statement for use relating to the adoption by the stockholders of the Company of this Agreement or any of the amendments or supplements thereto (collectively, the "Proxy Statement"), will, at the date it is first mailed to the Company's stockholders and at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Purchaser specifically for inclusion or incorporation by reference in the Proxy Statement.

                                ARTICLE IV

           Representations and Warranties of Parent and Purchaser

         Parent and Purchaser hereby represent and warrant to the Company as follows:

          4.1 Existence; Good Standing; Corporate Authority. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Parent and Purchaser is duly qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the ownership of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, business, results of operations, or financial condition of Parent and its Subsidiaries, taken as a whole, except any such effect resulting primarily from (a) this Agreement and would not materially and adversely impair Parent's and Purchaser's ability to consummate the Merger, the transactions contemplated by this Agreement or the announcement thereof, in and of themselves, (b) Parent's announcement or other communication of Parent of the plans or intentions of Parent with respect to the conduct of the business (or any portion thereof) of the Company or any of its Subsidiaries; or (c) changes or conditions (including changes in economic, financial market, regulatory or political conditions) affecting generally the industries in which Parent operates its business (a "Parent Material Adverse Effect") and would not prevent or materially delay consummation of the transactions contemplated hereby. Parent has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted, except where the failure to have such power and authority has not had and would not reasonably be expected to have a Parent Material Adverse Effect and would not prevent or materially delay consummation of the transactions contemplated hereby. Parent has heretofore delivered to the Company true and correct copies of the Certificate of Incorporation and Bylaws (or equivalent organizational documents) as currently in effect for Parent and Purchaser. Such Certificates of Incorporation and Bylaws (or equivalent organizational documents) are in full force and effect and no other organizational documents are applicable to or binding upon Parent or Purchaser.

          4.2 Authorization, Validity and Effect of Agreements. The respective Boards of Directors of Parent and Purchaser have, on or prior to the date of this Agreement, approved this Agreement in accordance with applicable Law. Each of Parent and Purchaser has the requisite corporate power and authority to execute and deliver this Agreement, the Option Agreement, the Transaction Support Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Option Agreement, the Transaction Support Agreement and the Ancillary Documents to which it is a party and the consummation by Parent and Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by the respective Boards of Directors of Parent and Purchaser and by Parent as the sole stockholder of Purchaser and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement, the Option Agreement, the Transaction Support Agreement and the Ancillary Documents to which it is a party or to consummate the transactions contemplated hereby and thereby (other than the filing and recordation of the Certificate of Merger in accordance with the DGCL). This Agreement, the Option Agreement and the Transaction Support Agreement each have been, and any Ancillary Document to which it is a party at the time of execution shall have been, duly and validly executed and delivered by Parent and/or Purchaser, as applicable, and (assuming this Agreement, the Option Agreement, the Transaction Support Agreement and such Ancillary Documents each constitutes a valid and binding obligation of any other parties thereto) constitutes and will constitute the valid and binding obligations of each of Parent and Purchaser, enforceable in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights and general principles of equity.

          4.3 Compliance with Laws. Parent and Purchaser and each of their respective Subsidiaries are in compliance with and are not in default under or in violation of (a) their respective Certificates of Incorporation and Bylaws (or equivalent organizational documents), (b) any order of any Governmental Entity, or (c) any Laws applicable to Parent, Purchaser or such Subsidiaries or any of their respective properties or assets, except, in the case of clauses (b) and (c) above, where such non-compliance, default or violation, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, would not prevent or materially delay consummation of the transactions contemplated hereby and would not impose a risk of criminal liability, criminal fines or imprisonment or confinement, in each case upon any officer, employee or director of the Company, Parent or any of their Subsidiaries. Schedule 4.3 of the Parent Disclosure Letter sets forth any material order of any Governmental Entity binding Parent, Purchaser or such Subsidiaries.

          4.4 Capitalization. The authorized capital stock of Parent consists of (a) 2,500,000,000 shares of common stock, par value $0.01 per share, of which (i) 2,000,000,000 shares are designated as Parent Common Stock and (ii) 500,000,000 shares are designated as Move.com common stock ("Move.com Common Stock") and (b) 10,000,000 shares of preferred stock, par value $.01 per share, of Parent ("Parent Authorized Preferred Stock"). As of May 31, 2001, (A) 854,257,638 shares of Parent Common Stock and 1,861,995 shares of Move.com Common Stock were issued and outstanding; (B) no shares of Parent Authorized Preferred Stock and no other shares of capital stock of Parent were issued and outstanding; (C) 283,363,275 shares of Parent Common Stock and no shares of Move.com Common Stock were reserved for issuance pursuant to the stock-based plans identified in Schedule 4.4 of the Parent Disclosure Letter (such plans, collectively, the "Parent Stock Plans"), of which approximately 227,320,729 shares of Parent Common Stock and no shares of Move.com Common Stock are subject to outstanding employee stock options or other rights to purchase or receive Parent Common Stock granted under the Parent Stock Plans (collectively, "Parent Employee Stock Options"); (D) 1,563,214 shares of Parent Common Stock and no shares of Move.com Common Stock are subject to warrants (collectively, "Parent Warrants"); and (E) 176,564,752 shares of Parent Common Stock were held by Parent in its treasury. Except as set forth in this Section 4.4, Parent has no outstanding bonds, debentures, notes or other obligations entitling the holders thereof to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. All issued and outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except (1) as set forth in this Section 4.4, (2) for the 3% Convertible Subordinated Notes, (3) for the Zero Coupon Senior Convertible Contingent Debt Securities (CODESSM), (4) the Zero Coupon Convertible Debentures, (5) for changes since May 31, 2001 resulting from the issuance of shares of Parent Common Stock pursuant to the Parent Stock Plans or Parent Employee Stock Options or Parent Warrants and other rights referred to in this Section 4.4, and (6) as set forth in Schedule 4.4 of the disclosure letter, dated this date, delivered by Parent to the Company (the "Parent Disclosure Letter"), there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments (x) to which Parent or any of its Subsidiaries is a party of any character relating to the issued or unissued capital stock or other equity interests of Parent or any of its Subsidiaries, or (y) obligating Parent or any Subsidiary of Parent to (1) issue, transfer or sell any shares of capital stock or other equity interests of Parent or any Subsidiary of Parent or securities convertible into or exchangeable for such shares or equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement, arrangement or commitment, (3) redeem or otherwise acquire any such shares of capital stock or other equity interests or (4) make any investment (in the form of a loan, capital contribution or otherwise) in any person in an amount over $1,000,000, individually or in the aggregate. Except as set forth in Schedule 4.4 of the Parent Disclosure Letter, there are no voting trusts, voting agreements or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of Parent or any of its Subsidiaries.

          4.5 No Violation; Consents. Neither the execution and delivery by Parent and Purchaser of this Agreement, the Option Agreement, the Transaction Support Agreement or any of the Ancillary Documents to which it is a party, nor the consummation by them of the transactions contemplated hereby or thereby, will: (a) violate, conflict with or result in a breach of the respective Certificates of Incorporation or Bylaws (or equivalent organizational documents) of Parent or Purchaser; (b) violate, conflict with or result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations pursuant to, result in the creation of any Lien upon any of the properties of Parent or Purchaser under, or result in there being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any Contract to which Parent or Purchaser is a party, or by which Parent or Purchaser, or any of their respective properties or assets is subject, except for any of the foregoing matters which, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect; (c) provided that the authorizations, filings and registrations described in clause (d) of this Section 4.5 have been obtained and made, violate any Laws applicable to Parent or Purchaser or any of their respective properties or assets, except for any such violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect; or (d) require any consent, approval or authorization of, or filing or registration with, any Governmental Entity, except (i) for (A) applicable requirements of the Securities Act and the Exchange Act, (B) the applicable pre-merger notification requirements of the HSR Act, any required filings with or approvals under the EC Merger Regulation and the Australian Approval, (C) such other required filings with or approvals of foreign Governmental Entities, including foreign investment, exchange control, telecommunications and competition Law authorities, (D) the applicable requirements of the FCC Act, and (E) the filing of a Certificate of Merger pursuant to the DGCL, or (ii) where the failure to obtain any such consent, approval or authorization, or to make any such filing or registration would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect and would not prevent or materially delay consummation of the transactions contemplated hereby.

          4.6 Parent Reports. (a) Parent filed all forms, reports, schedules, statements and other documents required to be filed by it with the SEC since December 31, 1998 (collectively, including all exhibits and information incorporated by reference therein, the "Parent Reports"). As of their respective dates (and if amended or supplemented by a filing prior to the date of this Agreement, then as of the date of such filing), the Parent Reports (i) complied in all material respects with the then-applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Parent is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated balance sheets (including all related notes) included in the Parent Reports fairly presents the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of income (including all related notes), retained earnings and cash flows of Parent included in the Parent Reports fairly presents the results of operations, retained earnings or cash flows of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments, none of which are material in kind or amount), in each case, in accordance with GAAP during the periods involved, except as may be noted therein.

          4.7 Litigation. Except as set forth in Schedule 4.7 of the Parent Disclosure Letter or under the heading "Legal Proceedings" in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "Parent 2000 Annual Report"), there is no Litigation pending, publicly announced or, to the knowledge of Parent, threatened in writing against or affecting Parent or any of its Subsidiaries, at law or in equity, and there are no orders of any Governmental Entity outstanding against Parent or any of its Subsidiaries that, individually or in the aggregate, (a) have had or would reasonably be expected to have a Parent Material Adverse Effect, (b) would prevent or materially delay consummation of the transactions contemplated hereby or (c) as of the date hereof, question or challenge the validity of this Agreement.

          4.8 Absence of Certain Changes. Except as set forth in Schedule
4.8 of the Parent Disclosure Letter, from March 31, 2001 through the date hereof, Parent, Purchaser and their respective Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and there has not been or occurred any event, condition, circumstance or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

          4.9 Interim Operations of Purchaser. Purchaser was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations as contemplated hereby.

          4.10 Form S-4; Proxy Statement. None of the information supplied in writing by Parent or Purchaser for inclusion in and none of the information regarding Parent incorporated by reference in (a) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented, at the time it becomes effective under the Securities Act and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the Proxy Statement will, at the date it is first mailed to the Company's stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Purchaser with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

          4.11 Tax Matters. None of Parent nor any of its affiliates has taken or agreed to take any action, has failed to take any action, or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          4.12 State Takeover Statutes. Prior to the date hereof, Parent's Board of Directors has approved the Merger, this Agreement, the Option Agreement, the Transaction Support Agreement and the transactions contemplated hereby and thereby. To the knowledge of Parent, no state takeover statute or similar statute or regulation applies to the transactions contemplated hereby and by the Ancillary Documents and no such statute or regulation and no similar provision of the Certificate of Incorporation or Bylaws of Parent would, directly or indirectly, restrict or impair the ability of Parent to consummate the transactions contemplated hereby.

          4.13 No Undisclosed Liabilities. Except (a) as reflected or reserved against in Parent's consolidated balance sheets (or the notes thereto) included in the Parent 2000 Annual Report or in Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, (b) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and (c) for liabilities incurred in the ordinary course of business, consistent with past practice since March 31, 2001, neither Parent nor any Subsidiary of Parent has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its Subsidiaries (or in the notes thereto).

          4.14 Parent Shareholder Approval. This Agreement and the transactions contemplated hereby, including the issuance of shares of Parent Common Stock pursuant to Article II hereof, do not require the approval of the holders of any shares of capital stock of Parent.

          4.15 Parent Common Stock. All shares of Parent Common Stock which may be issued pursuant to this Agreement or pursuant to the Assumed Options shall be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock, and shall not be subject to preemptive rights.

          4.16 Ownership of Company Common Stock. To Parent's knowledge, neither Parent, Purchaser nor any of their respective affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is an owner or owns (as defined in Section 203(c)(9) of the DGCL), in each case, shares of capital stock of the Company, except, in each such case, as may result from the execution or performance of the Option Agreement and the Transaction Support Agreement.

                                 ARTICLE V

                                 Covenants

          5.1 Alternative Proposals.

          (a) Except as set forth below, from and after the date hereof and prior to the Effective Time, the Company agrees that neither it nor any Subsidiary or affiliate of it, nor any officer, director, employee, investment banker, agent or other representative of it or its Subsidiaries shall, directly or indirectly, (i) encourage, invite, initiate or solicit any inquiries relating to or the submission or making of a proposal by any person with respect to a Third-Party Acquisition (as defined below) or (ii) participate in or encourage, invite, initiate or solicit negotiations or discussions with, or furnish or cause to be furnished any information to, any person relating to a Third-Party Acquisition. Upon the execution of this Agreement, the Company shall immediately (A) cease, or cause to be ceased, any discussions or negotiations with any person, entity or group in connection with any proposed or potential Third-Party Acquisition and shall request the prompt return to the Company, or destruction of, any confidential information provided in connection with any such discussions or negotiations and (B) take all actions necessary to terminate, effective as of the business day immediately following the date hereof, the Company's stock repurchase program authorized by the Company's Board of Directors on April 21, 2000 (the "Stock Repurchase Program"). Except as otherwise provided in Sections 5.1(d) and 5.3, the Company's Board of Directors shall not (1) make a Change in the Company Recommendation (as defined in Section 5.3(b)), or (2) cause the Company to enter into any memorandum of understanding, agreement in principle, letter of intent, contract or agreement (whether written or oral) (each, a "Company Acquisition Agreement") related to any Third-Party Acquisition.

          (b) Prior to the Stockholders Meeting, if the Company, without being in violation of the terms of this Section 5.1, receives an unsolicited bona fide written proposal from any person or group with respect to a Third-Party Acquisition which the Company's Board of Directors (after consideration of advice it shall have obtained from its legal and financial advisors) reasonably expects will result in a Superior Proposal (as hereinafter defined), then the Company may, directly or indirectly, furnish information and access to such person or group pursuant to an appropriate confidentiality agreement and may participate in discussions and negotiations with such person or group; provided, however, that the terms of such confidentiality agreement shall not be less restrictive than the terms set forth in the confidentiality agreement between the Company and Parent, dated as of March 9, 2001 (the "Confidentiality Agreement").

          (c) The Company shall notify Parent in writing of the receipt of any proposal, written or oral, as soon as possible, but, in any event, within twenty-four (24) hours of the receipt of any such proposal, relating to a Third-Party Acquisition or any request for non-public information relating to the Company or any of its Subsidiaries in connection with any pending, proposed or contemplated Third-Party Acquisition or for access to the properties, books or records of the Company or any Subsidiary by any person that, to the knowledge of the Company, is considering making, or has made, a proposal relating to a Third-Party Acquisition. Such notice shall identify the person submitting the proposal, attach a copy of any written correspondence or other written materials relating to such proposal, and summarize any significant terms of such proposal not reflected in any such attached materials, and, to the extent then known by the Company, state whether the Company is providing or intends to provide the person or group making such proposal with access to information concerning the Company or any of its Subsidiaries, in accordance with this Section 5.1, including any expectation by the Company's Board of Directors, if then known, that such Third-Party Acquisition proposal will result in a Superior Proposal or, if not then known, then the Company shall thereafter give prompt notice to Parent of any subsequent determination as to the provision to the person or group making such proposal of access to such information, and any such expectation. The Company shall keep Parent informed of the status of any such negotiations and shall further update, to the extent of any significant developments, the information required to be provided in each notice upon the request of Parent.

          (d) Notwithstanding anything in this Agreement to the contrary,
(i) the Company or its Board of Directors shall be permitted, to the extent applicable, to comply with Rule 14e-2(a) of the Exchange Act or to make any required disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors of the Company (after consideration of advice it shall have obtained from its outside counsel) failure to so disclose would constitute a violation of applicable law and
(ii) in the event that the Company's Board of Directors determines in good faith, after consideration of advice it shall have obtained from its outside counsel, that failure to take such action would create a substantial probability of violating the Company's Board of Directors' fiduciary duties to the Company's stockholders under applicable Law, the Company's Board of Directors may make a Change in the Company Recommendation and disclose to the Company's stockholders the position of the Company's Board of Directors with respect to the transactions contemplated hereby or otherwise make disclosure to them, with respect to the matters to be considered at the Stockholders Meeting. Notwithstanding the foregoing, the obligation of the Company to duly call, give notice of, convene and hold the Stockholders Meeting in accordance with Section 5.3 hereof shall not be affected by the commencement, proposal, public disclosure or communication to the Company of a Third-Party Acquisition or a Superior Proposal or by the taking of any action by the Company's Board of Directors in accordance with this Section 5.1.

          (e) As used in this Agreement, the term "Third-Party Acquisition" shall mean any of the following events other than, in each case, the transactions contemplated by this Agreement: (i) the merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any purchase or sale of the consolidated assets (including without limitation stock of Subsidiaries) of the Company and its Subsidiaries, taken as a whole having an aggregate value of 20% or more of the total assets of the Company, or any purchase or sale of, or tender or exchange offer for 20% or more of the equity securities of the Company, or a "merger of equals" with, any person which includes any officer or director of the Company or any of its affiliates or any affiliate of such officer or director) other than a Subsidiary of Parent (a "Third Party");
(ii) the acquisition by a Third Party of twenty percent (20%) or more of the outstanding shares of Company Common Stock; (iii) the acquisition by a Third Party of Quantitude or Trip; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the repurchase by the Company or any of its Subsidiaries of more than twenty percent (20%) of the outstanding shares of Company Common Stock.

          (f) As used in this Agreement, "Superior Proposal" means any bona fide written proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the shares of Company Common Stock then outstanding or all or substantially all of the assets of the Company, that (i) is not subject to any financing conditions or contingencies, (ii) provides holders of Company Common Stock with per share consideration that the Company's Board of Directors determines in good faith (after consideration of advice that it shall have obtained from its financial advisor) to be more favorable to the stockholders of the Company from a financial point of view than the Merger Consideration (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial or other terms of this Agreement proposed by Parent in response to such offer or otherwise), (iii) is determined by the Company's Board of Directors in its good faith judgment (after consideration of advice that it shall have obtained from its legal or financial advisor) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal, the person making the proposal and the expected timing to complete the proposal) and (iv) does not, in the definitive Company Acquisition Agreement, contain any "due diligence" conditions.

          5.2 Interim Operations.

          (a) From the date of this Agreement until the Effective Time, except as set forth in Schedule 5.2 of the Company Disclosure Letter, or unless Parent has consented in writing thereto, which consent shall not be unreasonably withheld, the Company shall, and shall cause its Subsidiaries to, (i) conduct its operations only in, and not take any actions except in, the ordinary course of business, consistent with past practice; (ii) use its reasonable best efforts to preserve intact its business organizations and goodwill, keep available the services of its officers and employees, and maintain satisfactory relationships with those persons having business relationships with them; and (iii) upon the discovery thereof, promptly notify Parent of the existence of any breach of any representation or warranty contained herein (or, in the case of any representation or warranty that makes no reference to Company Material Adverse Effect other than the representations and warranties in Section 3.4 or Section 3.7(b), any breach of such representation or warranty that would reasonably be expected to result in costs to the Company in excess of $3,000,000 ("Excess Costs")) or the occurrence of any event that would cause any representation or warranty contained herein no longer to be true and correct (or, in the case of any representation or warranty that makes no reference to Company Material Adverse Effect other than the representations and warranties in
Section 3.4 or Section 3.7(b), where the effect of no longer being true and correct would reasonably be expected to result in Excess Costs).

          (b) Without limiting the generality of Section 5.2(a), from and after the date of this Agreement until the Effective Time, except for actions required to be taken by the Company or any of its Subsidiaries in the performance of their respective obligations under the Contracts listed in Schedule 3.16 of the Company Disclosure Letter, or as set forth in
Schedule 5.2 of the Company Disclosure Letter, unless Parent has consented in writing thereto or except as otherwise expressly contemplated by this Agreement, the Company shall not, and shall not permit its Subsidiaries to:

               (i) amend their respective organizational documents;

               (ii) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in the Company or any Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest, or convertible or exchangeable securities (other than (A) issuances of Company Common Stock in respect of any exercise of stock options outstanding on the date hereof and disclosed in Schedule
          5.2 of the Company Disclosure Letter and (B) as set forth in
          Section 5.2(b)(iv);

               (iii) split, combine or reclassify its capital stock, or otherwise change its capitalization as it exists on the date hereof, or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or any other equity interest;

               (iv) grant, confer or award any option, warrant, convertible security or other right to acquire any shares of its capital stock or take any action to cause to be exercisable any otherwise unexercisable option under any existing stock option plan (except
          (A) as otherwise required by the express terms of any unexercisable options outstanding on the date hereof or (B) in connection with grants of options to purchase Company Common Stock to newly hired employees of the Company or any of its Subsidiaries in the ordinary course of business, consistent with past practice);

               (v) declare, set aside or pay any dividend or make any other distribution or payment (whether in cash, stock or property or any combination thereof) with respect to any shares of its capital stock or other ownership interests, including any constructive or deemed distributions, or make any other payments to stockholders in their capacity as such (other than any such payments by any Subsidiary to the Company);

               (vi) from and after the date set forth in Section 5.1(a)(B), directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of the Subsidiaries (including repurchases of Company Common Stock pursuant to the Stock Repurchase Program);

               (vii) transfer, license, mortgage, encumber, sell, lease or otherwise dispose of any of its material assets (including capital stock of the Subsidiaries);

               (viii) acquire by merger, purchase or any other manner, any business, entity or division, or make any capital expenditures or otherwise acquire any material property or assets, except for (A) purchases of supplies or capital equipment in the ordinary course of business, consistent with past practice or (B) capital expenditures or purchases of property and assets in accordance with the Company's Capital Plan attached to Schedule 5.2 of the Company Disclosure Letter (the "Capital Plan"); provided, however, that capital expenditures (X) for which the Company has no binding commitment to third parties on the date hereof and (Y) are primarily for the purpose of supporting Quantitude's third-party telecommunications or the Company's web-hosting business shall not be made without the prior written consent of Parent.

               (ix) incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money except for in the ordinary course of business, consistent with past practice, (A) under the Company's existing credit agreements or (B) to trade creditors of the Company or its Subsidiaries;

               (x) make or forgive any loans, advances or capital contributions (which shall expressly be deemed not to include marketing incentive payments or up-front financial assistance payments, however structured) to, or investments in, any other person in an amount in excess of $3,000,000 individually, or $10,000,000 the aggregate, (other than advances in respect of business expenses and loans and advances in respect of relocation arrangements, in each case made to officers or employees in the ordinary course of business, consistent with past practice);

               (xi) grant any stock-related or stock-based awards other than as described in subsections (b)(ii) or (b)(iv) of this
          Section 5.2;

               (xii) modify, amend, terminate or waive any rights under any Confidentiality Contract entered into in connection with any Third-Party Acquisition Proposal;

               (xiii) other than (A) in accordance with the Company's Capital Plan, or (B) Material Contracts not involving costs, individually or in the aggregate, in excess of Excess Costs, enter into any Material Contract;

               (xiv) modify, amend, terminate or waive any rights under any Material Contract in any manner that would reasonably be expected to (A) have a Company Material Adverse Effect, or (B) result in Excess Costs;

               (xv) (A) increase the compensation, severance or, except pursuant to plan amendments permitted under clause (C) below, other benefits payable or to become payable to its directors, officers or employees, other than (I) annual increases for officers or employees of the Company or its Subsidiaries in the ordinary course of business consistent with past practice (including in connection with annual compensation reviews), (II) salary increases for officers and employees of Southern Cross Distribution Systems Pty Limited in an amount not in excess of 6% of aggregate compensation, (B) grant any severance or termination pay (except payments required to be made under employee benefit plans or other obligations existing on the date hereof in accordance with the terms of such obligations) to, or enter into any employment, consulting, salary continuation or severance agreement with, any officer or director of the Company or any of its Subsidiaries (other than any of the foregoing arising by operation of Law), or (C) establish, adopt, enter into, amend or modify in any material respect or in any manner that would result in Excess Costs any collective bargaining agreement, employee benefit plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except, in each case, as may be required by Law;

               (xvi) take any action to change accounting policies, procedures or practices, except as required by a change in GAAP, SEC position or applicable Law after the date hereof ("Reporting Requirements");

               (xvii) subject to Section 5.3, approve or authorize any action to be submitted to the stockholders of the Company for approval other than pursuant to this Agreement, other than, if the transactions contemplated hereby have not been consummated by January 1, 2002, the election of directors and ratification of auditors at an annual meeting of stockholders to be held after June 1, 2002;

               (xviii) materially change any method of reporting income, deductions or other material items for income Tax purposes, make or change any material election with respect to Taxes, agree to or settle any material claim or assessment in respect of Taxes, or agree to an extension or waiver of the limitation period to any material claim or assessment in respect of Taxes, other than in the ordinary course of business consistent with past practice or as required by Reporting Requirements;

               (xix) settle or compromise any pending or threatened suit, action or claim not covered by insurance in an aggregate amount in excess of $3,000,000;

               (xx) amend in any material respect any Material Contract so as to include any "change of control" provision which would be triggered upon the Merger or any sale of the Company or any of its Subsidiaries;

               (xxi) enter into, amend in any material respect or renew any Contract with any customer or supplier set forth in Schedule 3.16(c) of the Company Disclosure Letter;

               (xxii) enter into, amend or renew any Contract set forth on
          Schedule 5.2(b)(xxii) of the Company Disclosure Letter;

               (xxiii) amend, extend, renew or otherwise modify any material Lease in any manner that would reasonably be expected to have a Material Adverse Effect or result in Excess Costs; or

               (xxiv) enter into any Contract to provide web-hosting services or third party telecommunications services; or

               (xxv) agree in writing or otherwise to take any of the foregoing actions.

          (c) Parent shall respond to any request from the Company for any consents sought pursuant to this Section 5.2 as promptly as practicable, with due regard and consideration to the relevant business needs of the Company in seeking and obtaining such consent.

          5.3 Preparation of the Form S-4 and the Proxy Statement; Company Stockholder Approval.

          (a) Promptly following the date of this Agreement, the Company shall, with the assistance and approval of Parent (which approval shall not be unreasonably withheld or delayed), prepare and file with the SEC the Proxy Statement, and Parent shall, with the assistance and approval of the Company (which approval shall not be unreasonably withheld or delayed), prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus (the "Proxy Statement/Prospectus"). Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act and, subject to Section 5.1, solicit from holders of shares of Company Common Stock proxies in favor of the adoption of this Agreement and take all other action reasonably necessary or advisable to secure, at the Stockholders Meeting, the Company Stockholder Approval. Parent also shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities law in connection with the issuance of Parent Common Stock in connection with the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Company Stock Option Plans as may be reasonably required in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Proxy Statement will be made by Parent or the Company, respectively, without providing the other party the opportunity to review and comment thereon; provided, that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided, further, that the Company, in connection with a Change in the Company Recommendation, may amend or supplement the Proxy Statement/Prospectus (including by incorporation by reference) pursuant to a Qualifying Amendment (as defined below) to effect a Change in the Company Recommendation, and in such event, this right of review and comment shall be satisfied if the Company files the Qualifying Amendment no earlier than 24 hours after providing Parent with notice and a copy thereof. A "Qualifying Amendment" means an amendment or supplement to the Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) to the extent it contains (i) a Change in the Company Recommendation, (ii) a statement of the reasons of the Company's Board of Directors for making such Change in the Company Recommendation and
(iii) additional information reasonably related to the foregoing. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. The Company will inform Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement and responses thereto or requests by the SEC for additional information. Each of Parent, Purchaser and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Form S-4 and the preparation, filing and distribution of the Proxy Statement. The Company, Parent and Purchaser each agree to correct any information provided by it for use in the Form S-4 or the Proxy Statement which shall have become false or misleading. If, at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, should be discovered by Parent or Company which should be but is not set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company.

          (b) The Company, acting through the Company's Board of Directors, shall in accordance with applicable Law (i) duly call, give notice of, convene and hold, as promptly as practicable following the date upon which the Form S-4 becomes effective, the Stockholders Meeting and (ii) use its reasonable best efforts to solicit from holders of shares of Company Common Stock proxies in favor of the adoption of this Agreement and take all other action necessary or advisable to secure, at the Stockholders Meeting, the Company Stockholder Approval, by the vote described in Section 3.2 of this Agreement, and the Company's Board of Directors shall recommend adoption of this Agreement by the stockholders of the Company to the effect set forth in Section 3.2 of this Agreement (the "Company Recommendation"), and shall not, in response to any proposal for a Third-Party Acquisition, a Superior Proposal or otherwise (1) withdraw, revoke or change the Company Recommendation, or (2) approve or recommend, or propose publicly to approve or recommend, any Third-Party Acquisition (collectively, a "Change in the Company Recommendation"); provided, the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the Company Recommendation) of factual information regarding the business, financial condition or results of operations of Parent or the Company or the fact that a proposal for a Third-Party Acquisition has been made, the identity of the party making such proposal or the material terms of such proposal in the Form S-4 or the Proxy Statement/Prospectus or otherwise, to the extent such information, facts, identity or terms is required to be disclosed under applicable Law; provided that the Company affirmatively states that it recommends that its stockholders vote in favor of the Merger and, provided further, that, without limitation of the foregoing, the Company's Board of Directors may make a Change in the Company Recommendation pursuant to Section 5.1 hereof.

          (c) If there is a Change in the Company Recommendation in accordance with Section 5.1 hereof and this Agreement has not been terminated pursuant to Article VII hereof, then, without limiting the Company's ability to take the action otherwise permitted by Sections 5.1 and 5.3:

               (i) from and after the date of such Change in the Company Recommendation, in performing its obligations under this Section 5.3, the Company shall not be obligated to solicit from holders of shares of Company Common Stock proxies in favor of the adoption of this Agreement or to take all action necessary or advisable to secure, at the Stockholders Meeting, the Company Stockholder Approval, but instead shall be obligated to solicit impartially from holders of shares of Company Common Stock proxies to be voted at the Stockholders Meeting (making no instructions to vote in favor or against, but merely to return a completed proxy card or cards) and to take all action necessary or advisable to maximize, at the Stockholders Meeting, the number of proxies submitted by holders of Company Common Stock;

               (ii) the Company shall be obligated to vote all unspecified but executed proxies submitted by holders of shares of Company Common Stock after the Change in the Company Recommendation proportionately in accordance with the manner in which all specified proxies shall have been voted;

               (iii) Parent and its affiliates and agents shall have the right, as a participant in the Company's solicitation of proxies, to communicate with and solicit from holders of shares of Company Common Stock the submission of Company proxies in favor of the adoption of this Agreement and to take all actions necessary or advisable to secure, at the Stockholders Meeting, the Company Stockholders Approval and otherwise to act as a participant in the Company's solicitation, all in accordance with applicable Law; and

               (iv) The parties shall cooperate with each other in connection with any actions taken in connection with the Stockholders Meeting and make any filings under federal securities Laws required in connection herewith.

          5.4 Filings; Other Action. (a) Subject to the terms and conditions herein provided, each of the Company, Parent and Purchaser shall: (i) use reasonable best efforts to cooperate with one another in (A) determining which filings are required or advisable to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required or advisable to be obtained prior to the Effective Time from, Governmental Entities or other third parties in connection with the execution and delivery of this Agreement, the Option Agreement, the Transaction Support Agreement and any other Ancillary Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits, authorizations and waivers; and (ii) use reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement, the Option Agreement, the Transaction Support Agreement and the Ancillary Documents to which it is a party. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Parent and the Surviving Corporation shall take all such necessary action.

          (b) In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other Regulatory Law (as hereinafter defined) with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Regulatory Law and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any Regulatory Law as soon as practicable. Nothing in this Agreement shall require any of Parent and its Subsidiaries or the Company and its Subsidiaries to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of Parent, the Company or their respective Subsidiaries or the conduct of their business in a specified manner, whether as a condition to obtaining any approval from a Governmental Entity or any other person or for any other reason ("Regulatory Restrictions").

          (c) Each of Parent and the Company shall, in connection with the efforts referenced in Section 5.4(a) obtain all requisite material approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Regulatory Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent appropriate or permitted by the DOJ, the FTC or such other applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, Council Regulation No. 4064/89 of the European Community, as amended (the "EC Merger Regulation") the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the Foreign Acquisition and Takeovers Act 1975(th) of the Commonwealth of Australia, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (A) foreign investment, (B) antitrust or competition law or (C) telecommunications.

          (d) Subject to the terms and conditions of this Agreement, in furtherance and not in limitation of the covenants of the parties contained in Section 5.4(a) and 5.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law (a "Regulatory Challenge"), each of Parent and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts in order to contest and resist any such Regulatory Challenge and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

          (e) If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of Parent and the Company shall use its reasonable best efforts and cause its respective Subsidiaries to use their reasonable best efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement.

          (f) If, primarily as a result of the execution by Parent or any Subsidiary thereof of a Restricted Acquisition Agreement, the consents, approvals, permits or authorizations described in this Section 5.4 hereof are not obtained by (i) the date that is 180 days from the date hereof, then (A) the Merger Consideration shall be increased by an amount calculated in accordance with Section 2.2(a) hereof, and (B) from and after such 180th day, Parent and Purchaser shall be deemed to have waived (I) the condition set forth in Section 6.2(a) relating to the failure of any representation or warranty set forth in Section 3.8, Section 3.9, the third sentence of Section 3.10(a), the sixth sentence of Section 3.11(a), Section
3.12 (other than clause (c) thereto), Sections 3.13(b) and (c), Section 3.16(c) or Section 3.22, to be true and correct as of the Effective Time where such failure to be true and correct would reasonably be expected to result in a Company Material Adverse Effect, and (II) the condition set forth in Section 6.2(e) hereof, in either of clause (I) or (II) to the extent such condition otherwise would fail to be satisfied primarily as a result of any event, change, development or circumstance occurring after such 180th day or (ii) March 31, 2002, then Parent shall, or shall cause any applicable Subsidiary to, promptly terminate the Restricted Acquisition Agreement. In this regard, Parent shall not, and shall not permit any of its Subsidiaries to, enter into any Restricted Acquisition Agreement unless such Restricted Acquisition Agreement permits Parent or such Subsidiary to terminate such Restricted Acquisition Agreement under the circumstances described above in clause (ii) of this Section 5.4(f). As used herein, (x) "Restricted Acquisition" shall mean (A) a merger, reorganization, share exchange, consolidation, or similar transaction involving Parent or any of its Subsidiaries and any Restricted Person (as defined below), (B) any purchase of all or a substantial portion of the assets of a Restricted Person or any division or unit thereof by Parent or any of its Subsidiaries, (C) any purchase of, or tender or exchange offer for, more than 20% of the outstanding equity securities of any Restricted Person by Parent or any of its Subsidiaries, or (D) any other transaction similar in nature to the foregoing with a Restricted Person that would otherwise be subject to any Regulatory Law, (y) "Restricted Acquisition Agreement" shall mean any memorandum of understanding, agreement in principle, letter of intent, contract or agreement (whether written or oral) related to a Restricted Acquisition and (z) "Restricted Person" shall mean any person described in Schedule 5.4(f) hereof.

          5.5 Access to Information. (a) From the date of this Agreement until the Closing, the Company shall, and shall cause its Subsidiaries to,
(i) give Parent, its officers and a reasonable number of its employees and its authorized representatives, reasonable access at all reasonable times during normal business hours to the Contracts, books, records, analysis, projections, plans, systems, personnel, commitments, offices and other facilities and properties of the Company and its Subsidiaries and their accountants and accountants' work papers and (ii) furnish Parent on a timely basis with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as Parent may from time to time reasonably request and use reasonable best efforts to make available at all reasonable times during normal business hours to the officers, employees, accountants, counsel, financing sources and other representatives of the Parent the appropriate individuals (including management personnel, attorneys, accountants and other professionals) for discussion of the Company's business, properties, prospects and personnel as Parent may reasonably request.

          (b) From the date of this Agreement until the Closing, Parent shall, and shall cause its Subsidiaries to, (i) give the Company, its officers and a reasonable number of its employees and its authorized representatives, reasonable access at all reasonable times during normal business hours to the contracts, books, records, analysis, projections, plans, systems, personnel, commitments, offices and other facilities and properties of Parent and its Subsidiaries and their accountants and accountants' work papers and (ii) furnish the Company on a timely basis with such financial and operating data and other information with respect to the business and properties of Parent and its Subsidiaries as the Company may from time to time reasonably request and use reasonable best efforts to make available at all reasonable times during normal business hours to the officers, employees, accountants, counsel, financing sources and other representatives of the Company the appropriate individuals (including management personnel, attorneys, accountants and other professionals) for discussion of Parent's business, properties, prospects and personnel as the Company may reasonably request.

          (c) As soon as practicable after the execution of this Agreement, the Company shall permit Parent to electronically link the Company's financial reporting system to Parent's financial reporting system ("Hyperion"). Access to Hyperion will be provided by Parent's financial reporting staff and the tasks necessary to complete the link to Hyperion will be led by Parent's accounting staff, with the necessary assistance from the Company's accounting staff and other technical staff, if necessary, at no cost to the Company and provided that neither such installment nor the operation or use by Parent of Hyperion shall interfere with or disrupt the normal operation of the Company's business or its financial reporting system or violate any applicable software licenses. Parent will provide the necessary Hyperion software to be installed on a computer in the Company's accounting department; provided, however, that the information retrieved from the Company's financial reporting system will not be made available to persons who are directly involved in pricing or any other competitive activity at Parent or any Subsidiary of Parent; provided, further, that Parent shall not use such information other than for purposes of assessing the financial condition of the Company for purposes of the transactions contemplated by this Agreement, and shall not share, provide or sell the information to any third party or use the information in any manner that could reasonably be considered a restraint on competition or result in a violation of any applicable Laws. Any information provided under this Section 5.5(c) shall be subject to the terms of the Confidentiality Agreement.

          (d) All such information provided to or obtained by Parent under this Section 5.5 shall be subject to the terms and conditions of the Confidentiality Agreement.

          5.6 Publicity. The initial press release relating to this Agreement shall be issued jointly by the Company and Parent in a form previously agreed upon by the Company and Parent. Thereafter, Parent, Purchaser and the Company shall consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any press release or making any public statement with respect to this Agreement, the Merger or the other transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which shall not be unreasonably withheld; provided, however, that any party may, without the prior consent of the others, issue such press release or make such public statement as may, upon the advice of counsel, be required by law or the rules and regulations of the SEC or the NYSE, in advance of obtaining such prior consent, in which case, the parties shall cooperate to reach mutual agreement as to the language of any such report, statement or press release.

          5.7 Further Action. Upon the terms and subject to the conditions set forth in this Agreement, but without limiting the rights of the parties hereunder, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, the Option Agreement and the Transaction Support Agreement, including using its reasonable best efforts to accomplish the following:

          (a) the taking of all acts reasonably necessary to cause the Closing to be satisfied as promptly as practicable;

          (b) subject to Section 5.4, the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities), including, without limitation, filings pursuant to the FCC Act and any other required filings or approvals under the telecommunications regulatory laws of any jurisdiction where the Company or any of its Subsidiaries holds Company Permits, and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, a Governmental Entity;

          (c) the obtaining of all necessary consents, approvals or waivers from third parties;

          (d) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Option Agreement, the Transaction Support Agreement or the consummation of the transactions contemplated hereby and thereby;

          (e) taking all necessary actions to prevent the entry of Restraints (as hereinafter defined) and to appeal as promptly as possible any such Restraints that may be entered; and

          (f) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, the Option Agreement and the Transaction Support Agreement.

          5.8 Insurance; Indemnity.

          (a) Parent will cause the Surviving Corporation to maintain in effect for not less than six years after the Effective Time, the Company's current directors' and officers' insurance policies, if such insurance is obtainable (or policies equivalent in all material respects to those maintained by or on behalf of the Company and its Subsidiaries on the date hereof, and having at least the same coverage and containing terms and conditions no less advantageous to the current and all former directors and officers of the Company) with respect to acts or failures to act prior to the Effective Time; provided, however, that in order to maintain or procure such coverage, Parent and the Surviving Corporation shall not be required to maintain or obtain policies providing such coverage except to the extent such coverage can be provided at an annual cost of no greater than two times the most recent annual premium paid by the Company prior to the date hereof (the "Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Parent or the Surviving Corporation shall be required to only obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

          (b) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless to the fullest extent permitted under applicable law, each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries (each, an "Indemnified Party") against all losses, claims, damages, liabilities, costs or expenses (including attorneys fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, which acts or omissions occurred prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), the Surviving Corporation shall control the defense of such Action with counsel selected by the Surviving Corporation, which counsel shall be reasonably acceptable to the Indemnified Party; provided, however, that the Indemnified Party shall be permitted to participate in the defense of such Action through counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Corporation, at the Indemnified Party's expense. Notwithstanding the foregoing, if there is any conflict between the Surviving Corporation and any Indemnified Parties or there are additional defenses available to any Indemnified Parties, the Indemnified Parties shall be permitted to participate in the defense of such Action with counsel selected by the Indemnified Parties, which counsel shall be reasonably acceptable to the Surviving Corporation, and Parent shall cause the Surviving Corporation to pay the reasonable fees and expenses of such counsel, as accrued and in advance of the final disposition of such Action to the full extent permitted by applicable law; provided, however, that the Surviving Corporation shall not be obligated to pay the reasonable fees and expenses of more than one counsel for all Indemnified Parties in any single Action except to the extent that the Surviving Corporation and any Indemnified Party have conflicting interests in the outcome of such Action.

          (c) Parent shall cause the Surviving Corporation to keep in effect for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved) all provisions in the Surviving Corporation's Certificate of Incorporation and Bylaws that provide for exculpation of director and officer liability and indemnification (and advancement of expenses related thereto) of the past and present officers and directors of the Company to the fullest extent permitted by the DGCL, and such provisions shall not be amended except as either required by applicable Law or to make changes permitted by Law that would enhance the rights of past or present officers and directors to indemnification or advancement of expenses.

          (d) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or other entity and shall not be the continuing or surviving corporation or entity of the consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 5.8.

          (e) The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

          5.9 Employee Benefit Plans. (a) For a period of one year following the Effective Time, Parent shall cause the Surviving Corporation to continue to provide employees of the Company and its Subsidiaries (each, a "Company Employee") as of the Effective Time and former employees who, as of the Effective Time, have satisfied the requirements for benefits under any Company Benefit Plan (and their eligible dependents) employee benefits on terms substantially identical to those provided by the Company and its Subsidiaries as of the date hereof, and such employee benefits shall be provided by means of plans, policies and arrangements that are substantially identical to the Company Benefit Plans. Notwithstanding the foregoing, (i) except as otherwise provided in Section 5.9(d), the terms of the plans, policies or arrangements (including, without limitation, eligibility policies) by which Parent provides equity-based incentives to employees of the Surviving Corporation for such one-year period shall not be required to be substantially similar to any Company Stock Option Plan or the Subsidiary Plans (including, without limitation, eligibility policies); provided that Company Employees shall participate or not participate in Parent equity-based plans, policies and arrangements on the same basis as similarly situated employees of Parent and its Subsidiaries, and (ii) Parent shall cause the Surviving Corporation to maintain the Galileo International L.L.C. Severance Plan and the severance plan of any Subsidiary listed in Schedule 5.9(a) (each a "Severance Plan"), as in effect as of the date hereof, with respect to any eligible Company Employee who is employed by the Company or any of its Subsidiaries as of the Effective Time and whose employment is terminated (A) during the one-year period commencing at the Effective Time (the "Measurement Period") for any reason other than cause as determined under such Plan, or (B) from and after the end of the Measurement Period, as a result of (I) the Merger or any of the transactions contemplated by this Agreement, including, without limitation, on account of any combination, restructuring or reorganization of operations or facilities, or reduction in force, provided that, during the Measurement Period, the Parent provides written notification of such termination to the Company Employee, or (II) any combination, restructuring or reorganization of operations or facilities, or reduction in force not related to the Merger and set forth in Disclosure Schedule 5.9(a).

          (b) From and after the Effective Time, Parent will cause the Surviving Corporation and its Subsidiaries to honor, pay and perform all of their respective covenants and obligations (i) with respect to the Strategic Alternative Bonus Payments as set forth in paragraph 5 of Disclosure Schedule 5.2, (ii) under all employment, stock plan, severance, termination protection, consulting and other employee agreements between the Company or its Subsidiaries and any officer, director or employee of the Company or any of its Subsidiaries, in accordance with the terms thereof as in effect immediately prior to the date hereof, and (iii) the Company Benefit Plans, in each case, to the extent disclosed on the Company Disclosure Letter.

          (c) For purposes of determining eligibility and vesting (but not for benefit accrual) under any Parent benefit plans, each Company Employee shall be credited with their years of service with the Company or its Subsidiaries (except to the extent necessary to avoid the duplication of benefits). To the extent that any Parent benefit plan in which a Company Employee participates after the Effective Time provides medical, dental, vision or other welfare benefits, Parent shall cause (i) all pre-existing condition exclusions and actively at work requirements of such plan to be waived for such Company Employee and his or her covered dependents, and
(ii) any eligible expenses incurred by such Company Employee on or before the Effective Time to be taken into account under such plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year.

          (d) (i) Effective immediately following the Effective Time, Parent shall cause to be granted to each employee or officer of the Surviving Corporation who was, as of the Effective Time, (i) a Company Employee or an officer of the Company or any of its Subsidiaries and (ii) eligible for an award under a Company Stock Option Plan (an "Option Eligible Employee"), options to purchase Parent Common Stock under Parent's stock option plans ("Parent Option Plan"), as in effect at the Effective Time, at fair market value (as defined in such plan) on the date of grant on such terms as apply as of the date hereof, to similarly situated employees of Parent, where applicable (or with respect to Non-Management Employees and Managers, on terms at least as favorable as those terms applicable to participants in Parent's stock option plans in the closest salary grade to such Company Employees immediately prior to the Effective
Time), except that, notwithstanding the foregoing, the number of such options shall be determined as set forth in Section 5.9(d)(ii) and shall become vested in accordance with the following vesting schedule:

----------------------------------------------------------------------------
Vesting Date                                Cumulative Vested Percentage
----------------------------------------------------------------------------
First anniversary of date of grant          25%
----------------------------------------------------------------------------
Second anniversary of date of grant         50%
----------------------------------------------------------------------------
Third anniversary of date of grant          100%
----------------------------------------------------------------------------

               (ii) In connection with the option award described in
          Section 5.9(d)(i), prior to the Effective Time, the Company's Compensation Committee shall designate with respect to each Option Eligible Employee a number of options to purchase Company Common Stock ("Designated Number"), based on the following ("2001 Option Awards"): (A) in the category of Non-Management Employee or Manager, the target number of options set forth in Schedule 5.9(d) applicable to such Option Eligible Employee, or (B) with respect to the categories of Chief Executive Officer, Executive and Senior Vice President, Director and Vice President of Galileo International, L.L.C., the number of options derived under the formulaic target listed in Schedule 5.9(d); provided that, with respect to clause (B), in each individual case, such award may exceed such target, but in no event shall the aggregate awards with respect to all such Option Eligible Employees exceed 105% of the aggregate targets otherwise applicable to all such employees. In lieu of any 2001 Option Awards, Parent shall grant the number of options to purchase Parent Stock to be awarded to each such Option Eligible Employee pursuant to this Section 5.9(d)(ii) by multiplying the Designated Number by the Option Exchange Ratio in accordance with Section 2.2(c)(i), assuming for purposes of
          Section 2.2(c)(i)(2)(A) and (B), such options had been granted prior to the Effective Time.

               (iii) Notwithstanding the foregoing, in the event that the Effective Time occurs after December 31, 2001, in lieu of the awards described in Section 5.9(d)(i) and (ii), the Company shall be entitled to grant, prior to the Effective Time, the 2001 Option Awards on the same terms and conditions as in effect with respect to such Option Eligible Employees as of the date hereof (and further providing, with respect to Vice Presidents and director level employees who are Option Eligible Employees, for the immediate vesting of such options in the event that such employee's employment with the Company or its Subsidiaries is terminated other than for Cause, as defined in the Form of Stock Option Agreement applicable as of the date hereof to Executive Vice Presidents of Galileo International L.L.C., within two years after the Effective Time), except that in no event shall the Company award any 2001 Option Awards to any person, including the Chief Executive Officer or any Executive Vice President or Senior Vice President, to the extent that such grant or any accelerated vesting of such options as a result of the Merger would, either alone or in conjunction with another event, result in an "excess parachute payment" within the meaning of Code Section 280G(b)(2) ("280G Persons"), provided, however, that all 280G Persons shall be included in the option grant described in Sections 5.9(d)(i) and (ii). Notwithstanding Section 2.2(c)(i), the 2001 Options awarded by the Company pursuant to this Section 5.9(d)(iii) shall not become vested at or prior to the Effective Time; provided that Parent reserves the right to cause such awards to become vested immediately prior to the Effective Time.

          5.10 Conveyance Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. Each of Parent and the Company shall pay, without deduction from any amount payable to holders of Company Common Stock and without reimbursement from the other party, any such Taxes or fees imposed on it by any Governmental Entity (and/or for which its shareholders are primarily liable), which becomes payable in connection with the transactions contemplated by this Agreement.

          5.11 Certain Tax Matters. (a) During the period from the date hereof to the Effective Time, the Company shall and shall cause each of its Subsidiaries to: (i) timely file all Tax Returns ("Post Signing Returns") required to be filed by it and, subject to Section 5.2(b)(xviii), such Post Signing Returns shall be prepared in a manner consistent with past practice, (ii) timely pay all Taxes due and payable in respect of such Post Signing Returns that are so filed, (iii) accrue a reserve in its books and records and financial statements, in accordance with past practice, for all Taxes payable by it for which no Post Signing Return is due prior to the Effective Time, and (iv) promptly notify Parent of any federal or state income or franchise, or other material tax, suit, claim, action, investigation, proceeding or audit pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax matters (or any significant developments with respect to any ongoing Tax matters), including material Tax liabilities and material refund claims.

          (b) Neither the Company nor Parent nor their respective affiliates shall directly or indirectly (without the consent of the other) take any action or fail to take any action, that would reasonably be expected to adversely affect the qualification of the Merger as a reorganization under Section 368(a) of the Code.

          (c) Officers of Parent, Purchaser and the Company shall execute and deliver to Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps"), tax counsel to Parent, and Jones Day, tax counsel to the Company, certificates substantially in the form agreed to by the parties and such law firms at such time or times as may be reasonably requested by such law firms, including contemporaneously with the execution of this Agreement, at the time the Form S-4 and Proxy Statement is declared effective by the SEC and at the Effective Time, in connection with such tax counsel's respective delivery of opinions, pursuant to Sections 6.2(e) and 6.3(d) hereof, with respect to the tax treatment of the Merger.

          (d) None of Parent, Purchaser or the Company shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the certifications and representations included in the certificates described in Section 5.11(b).

          5.12 Section 16 Matters. The Company and Parent shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to the Company Common Stock) and the acquisition of Parent Common Stock, as the case may be, resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC to Skadden Arps.

          5.13 Stock Options and SARs. By adopting or approving this Agreement the Board of Directors of each of the Company and Parent shall be deemed to have approved and authorized, and the stockholders of the Company shall be deemed to have approved and ratified, each and every amendment to (and such other actions in respect of ) the Company Stock Option Plans, the Company ESPP, and the agreements evidencing awards under the Company Stock Option Plans and the Company ESPP as the officers of the Company and Parent may deem necessary or appropriate to give effect to the provisions of
Section 2.2(c).

          5.14 Stock Exchange Listing. Parent shall use its reasonable best efforts to have approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance, the Parent Common Stock to be issued in the Merger and any and all shares of Parent Common Stock to be reserved for issuance upon exercise of the Assumed Options.

          5.15 Amendments to the Rights Agreement; Section 203.

          (a) The Company agrees that it will not amend, modify or waive any provision of the Rights Agreement, take any action to redeem the Rights, or render the Rights inapplicable to any Third-Party Proposal.

          (b) The Company agrees that it will not take any action to render
Section 203 of the DGCL or any other state takeover statute or similar statute or regulation inapplicable to any person in respect of any Third-Party Proposal.

          5.16 Affiliates. As soon as practicable after the date hereof, the Company shall deliver to Parent a letter identifying all persons who may be deemed, at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person to deliver to Parent at least 30 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit B hereto.

                                ARTICLE VI

                                 Conditions

          6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

          (a) The Company Stockholder Approval shall have been obtained at or prior to the Effective Time in accordance with the DGCL.

          (b) No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger.

          (c) No action, suit or proceeding shall have been instituted, or shall be pending or threatened, by a Governmental Entity (i) seeking to restrain in any material respect to prohibit the consummation of the Merger, (ii) seeking to obtain from the Company, Parent or Purchaser any damages that, individually or in the aggregate, would be reasonably likely to result in a Company Material Adverse Effect or a Parent Material Adverse Effect, or (iii) seeking to impose the Restraints referred to in subsection
(b) above.

          (d) The Form S-4 and any required post-effective amendment thereto shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (e) The shares of Parent Common Stock issuable to the holders of Company Common Stock and issuable upon exercise to holders of Assumed Options pursuant to this Agreement have been approved for listing on the NYSE, subject to official notice of issuance.

          (f) (I) Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or expired, (II) the European Commission shall have issued a decision under Article 6(1)(b) or 8(2) of the EC Merger Regulation (or shall be deemed to have done so under Article 10(6) of the EC Merger Regulation) declaring the Merger compatible with the EC Common Market, (III) the governmental approval and consent of the Treasurer of the Commonwealth of Australia under the Foreign Acquisition and Takeovers Act 1975(th) (the "Australian Approval") shall have been obtained and (IV) any applicable waiting periods under Section 123 of the Canadian Competition Act shall have expired or been earlier terminated or waived, and the Commission of Competition thereunder shall have issued an advance ruling certificate in respect of the Merger to the effect that he does not intend to take any action with the Competition Tribunal in respect of the Merger.

          (g) All consents, approvals and actions of, and filings with and notices to any Governmental Entity required of the Company, Parent, Purchaser or any of their respective Subsidiaries under any Regulatory Law (other than the filings set forth in Section 6.1(f)) to consummate the Merger and the other transactions contemplated by this Agreement, the failure of which to be obtained or made would (I) impose a risk of criminal liability, criminal fines, imprisonment or confinement, in each case, upon any officer, employee or director of the Company, Parent or any of their respective Subsidiaries, (II) reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, or (III) impose operating or other Regulatory Restrictions in jurisdictions from which more than 10% of the consolidated revenues of the Company and its Subsidiaries are generated, shall have been obtained or made.

          6.2 Conditions to Obligation of Parent and Purchaser to Effect the Merger. The obligation of Parent and Purchaser to effect the Merger shall be subject to the fulfillment or waiver (to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:

          (a) (I) The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties set forth in Section 3.2 and Section 3.4 and in Section 3.7(b) shall be true and correct both when made and as of the Effective Time (except to the extent expressly made as of a specified date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (II) The representations and warranties of the Company set forth in Section 3.2 and Section 3.4 and in Section 3.7(b) shall be true and correct in all material respects both when made and as of the Effective Time (except to the extent expressly made as of a specified date, in which case as of such date).

          (b) The Company shall have performed and complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

          (c) Parent shall have received a certificate signed by the chief financial officer of the Company, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

          (d) There shall have been no event, change, development or circumstance (regardless of whether such event, change, development or circumstance arose before or after the date of this Agreement or was disclosed on the Company Disclosure Letter) that would reasonably be expected to have a Company Material Adverse Effect after the date of this Agreement.

          (e) Parent shall have received the opinion of Skadden Arps, in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, on the basis of the facts, certifications, representations and assumptions set forth in such opinion, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Skadden Arps shall have received and may rely upon the certifications and representations set forth in the certificates referred to in Section 5.11(c).

          (f) A Change in the Company Recommendation shall not have occurred; or

          (g) Parent shall have received from each person named in the letter referred to in Section 5.16 an executed copy of the letter set forth as Exhibit B hereto.

          6.3 Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver (to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:

          (a) (I) The representations and warranties of Parent and Purchaser set forth in this Agreement (other than the representations and warranties set forth in Section 4.2, Section 4.4, Section 4.6(b), Section 4.8, Section 4.13 and Section 4.16) shall be true and correct both when made and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date) except where the failure of such representations and warranties to be so true and correct, without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein, would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect.

          (II) The representations and warranties of Parent and Purchaser set forth in Section 4.2, Section 4.4, Section 4.6(b) and Section 4.16 shall be true and correct in all material respects both when made and at and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date).

          (b) Parent and Purchaser shall have performed and complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed and complied with by it prior to the Effective Time.

          (c) The Company shall have received a certificate signed by the chief financial officer of Parent, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

          (d) The Company shall have received the opinion of Jones Day, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, on the basis of the facts, certifications, representations and assumptions set forth in such opinion, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Jones Day shall have received and may rely upon the certifications and representations set forth in the certificates referred to in Section 5.11(b).

                                ARTICLE VII

                                Termination

          7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time, whether or not the Company Stockholder Approval has been obtained, by the mutual consent of Parent and the Company.

          7.2 Termination by Either Parent or Company. This Agreement may be terminated by action of the Board of Directors of either Parent or the Company, whether or not the Company Stockholder Approval has been obtained, as follows:

          (a) if the Effective Time shall not have occurred on or prior to July 1, 2002; provided, however, that the right to terminate this Agreement under this Section 7.2(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or prior to such date; or

          (b) if a Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (which order, decree, ruling or other action the party seeking to terminate this Agreement shall have used their reasonable best efforts to lift); or

          (c) if the Stockholders Meeting has been held and the Company Stockholder Approval shall not have been obtained.

          7.3 Termination by the Company. This Agreement may be terminated at any time prior to the Effective Time by action of the Company's Board of Directors, whether or not the Company Stockholder Approval has been obtained, as follows:

          (a) upon a material breach of any covenant or agreement set forth in this Agreement (a "Terminating Breach") on the part of Parent or Purchaser; provided that, if such Terminating Breach is curable on or prior to the earlier of (i) forty-five days following notice of such Terminating Breach and (ii) July 1, 2002 by Parent or Purchaser through the exercise of its reasonable best efforts and for so long as Parent and Purchaser continue to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 7.3(a) until the earlier of (i) forty-five days following notice of such Terminating Breach and (ii) July 1, 2002;

          (b) if Parent or Purchaser shall have breached any representation and warranty set forth in this Agreement in any material respect; provided that, (i) if such breach is curable prior to the earlier of (A) forty-five days following notice of such breach and (B) July 1, 2002 by Parent or Purchaser, as the case may be, through the exercise of its reasonable best efforts and for so long as Parent or Purchaser, as the case may be, continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 7.3(b) until the earlier of (A) forty-five days following notice of such breach and (B) July 1, 2002, and
(ii) such breach would give rise to the failure of a condition set forth in
Section 6.3(a); or

          (c) if the Average Parent Trading Price is less than or equal to the Walk Away Price.

          7.4 Termination by Parent. This Agreement may be terminated at any time prior to the Effective Time, by action of the Board of Directors of Parent, on behalf of Parent and Purchaser, whether or not the Company Stockholder Approval has been obtained, as follows:

          (a) upon a Terminating Breach on the part of the Company; provided that, if such Terminating Breach is curable on or prior to the earlier of (i) forty-five days following notice of such Terminating Breach and (ii) July 1, 2002 by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this
Section 7.4(a) until the earlier of (i) forty-five days following notice of such Terminating Breach and (ii) July 1, 2002;

          (b) if a Change in the Company Recommendation shall have occurred; or

          (c) if the Company shall have breached any representation and warranty set forth in this Agreement in any material respect; provided that, (i) if such breach is curable on or prior to the earlier of (A) forty-five days following notice of such breach and (B) July 1, 2002 by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this Section 7.4(c) until the earlier of (A) forty-five days following notice of such breach and (B) July 1, 2002, and (ii) such breach would give rise to the failure of a condition set forth in Section 6.2(a).

          7.5 Effect of Termination and Abandonment; Termination Fee. In the event of the termination of this Agreement pursuant to Article VII, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers, stockholders, representatives or agents, except for any obligation of the Company or Parent set forth in Article VII hereof, if any. Notwithstanding the foregoing, or any other provision of this Agreement (including Section 7.6), nothing herein shall relieve the Company, Parent or Purchaser from liability for any prior material breach hereof; provided, however, that in the event of termination of this Agreement pursuant to Article VII as a result of which Parent is entitled to the Fee and Parent Expenses under Section 7.6(a) of this Agreement, the Company shall have no liability for any breach of this Agreement other than for any prior willful breach hereof by the Company; provided, further however, that if Parent has initiated any claim, proceeding or litigation asserting any breach of this Agreement by the Company prior to any payment of the Fee, or any determination of whether Parent is entitled to such a Fee ("Fee Determination"), final resolution of such claim, proceeding or litigation shall be deferred without prejudice to Parent, pending resolution of a Fee Determination.

          7.6 Fees and Expenses.

          (a) The Company shall pay, or cause to be paid, to Parent, the Parent Expenses (as hereinafter defined) actually incurred and a fee of $100 million (the "Fee") upon the first to occur of any of the following events:

               (i) the termination of this Agreement by Parent or the Company pursuant to Section 7.2(a), or the termination of this Agreement by Parent pursuant to Section 7.4(a) or (c); provided, that, prior to such termination, the Company becomes aware that any person has made or intends to make a proposal relating to a Third-Party Acquisition and, within twelve months following the date of such termination, a Third-Party Acquisition is consummated or a definitive agreement with respect to a Third-Party Acquisition is executed by the Company;

               (ii) the termination of this Agreement by Parent pursuant to
          Section 7.4(b); or

               (iii) the termination of this Agreement by Parent or the Company pursuant to Section 7.2(c); provided, that (I) (A) Parent had the right to terminate under Section 7.4(b) or (B) a Third-Party Acquisition shall be publicly announced or otherwise made known to the public at or prior to the Stockholders Meeting and, within twelve months following the date of such termination, a Third-Party Acquisition is consummated or a definitive agreement with respect to a Third-Party Acquisition is executed by the Company.

          (b) "Parent Expenses" means all out-of-pocket expenses and fees (including fees and expenses payable to all banks, investment banking agents and counsel for arranging, committing to provide or providing any financing for the transactions contemplated hereby or structuring the transactions contemplated hereby and all fees of counsel, accountants, experts and consultants to Parent and Purchaser and all printing and advertising expenses) actually incurred or accrued by either of them or on their behalf in connection with the transactions contemplated hereby, including the financing thereof, and actually incurred by banks, investment banking firms, other financial institutions and other persons and incurred by Parent and Purchaser in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the Transactions and any financing commitments or agreements relating thereto; provided, however, that the Parent Expenses shall not exceed $10,000,000 in the aggregate.

          (c) The Fee and Parent Expenses shall be paid by wire transfer of same day funds to an account designated by Parent within two business days after a demand for payment following the first to occur of any of the events described in Section 7.6(a).

          (d) In the event of a termination of this Agreement pursuant to
Section 7.2(c) in circumstances where Section 7.6(a)(iii) is not applicable, the Company shall pay, or cause to be paid, to Parent the Parent Expenses actually incurred. The Parent Expenses shall be paid by wire transfer of same day funds to an account designated by Parent within two business days after Parent shall have provided to the Company's independent public accountants documentation supporting the calculation of the Parent Expenses in reasonable detail.

          (e) Notwithstanding anything in Section 7.6(a) or the Option Agreement to the contrary, in no event will the sum of (i) the Fee paid to Parent pursuant to this Agreement and (ii) the aggregate amounts actually paid to or realized by Parent pursuant to Sections 11(b)(i), (ii) and (iii) of the Option Agreement, exceed $100 million.

          (f) The agreements contained in this Section 7.6 are an integral part of the transactions contemplated hereby and do not constitute a penalty. In the event of any dispute between the Company and Parent as to whether the Fee and Parent Expenses under this Section 7.6 is due and payable, the prevailing party shall be entitled to receive from the other party the reasonable costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, relating to such dispute. Interest shall be paid on the amount of any unpaid Fee or Parent Expenses at the publicly announced prime rate of Citibank, N.A. from the date such Fee and Parent Expenses was required to be paid.

          7.7 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein; provided, that, any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                               ARTICLE VIII

                             General Provisions

          8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement, or in any instrument delivered pursuant to this Agreement, shall survive the Effective Time.

          8.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by facsimile, to the applicable party at the following addresses or facsimile numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                           If to Parent or Purchaser:

                           Cendant Corporation
                           9 West 57th Street
                           New York, New York 10019
                           Attn:  General Counsel
                           Facsimile:  212-413-1922

                           With a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           One Rodney Square
                           Wilmington, Delaware  19801
                           Attn:  Patricia Moran, Esq.
                           Facsimile:  302-651-3001

                           If to the Company:

                           Galileo International, Inc.
                           9700 West Higgins Road, Suite 400
                           Rosemont, Illinois  60018
                           Attn:  General Counsel
                           Facsimile:  847-518-4915

                           With a copy to:

                           Jones, Day, Reavis & Pogue
                           77 West Wacker Drive
                           Chicago, Illinois  60601-1692
                           Attn:  Elizabeth C. Kitslaar, Esq.
                           Facsimile:  312-782-8585

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

          8.3 Assignment; Binding Effect; No Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that either Parent or Purchaser (or both) may assign its rights hereunder to a wholly owned subsidiary of Parent; and, further provided, that nothing shall relieve the assignor from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Section 5.8, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective heirs, successors, executors, administrators and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          8.4 Entire Agreement. This Agreement, the Option Agreement, the Transaction Support Agreement, the Confidentiality Agreement, the Disclosure Letters, the Exhibits, the Ancillary Documents and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior representations, warranties, agreements and understandings among the parties, both written and oral, with respect thereto; provided, that if there is any conflict between the Confidentiality Agreement and this Agreement, this Agreement shall prevail; provided, further, that notwithstanding anything to the contrary contained in the Confidentiality Agreement, following the receipt of any notice from the Company pursuant to Section 5.1(c) hereof of a proposal relating to a Third-Party Acquisition and prior to termination of this Agreement, Parent may respond to any such proposal, including responding by making a proposal to revise the transactions contemplated hereby.

          8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Company, Parent and Purchaser hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

          8.6 Fee and Expenses. Whether or not the Merger is consummated, except as otherwise provided by Section 7.6, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, that all liability for transfer taxes, if any, incurred by the Company or holders of Company Common Stock in connection with the transactions contemplated hereby shall be paid by the Company out of the Company's funds and will not be paid, directly or indirectly, by Parent.

          8.7 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

               (i) "affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

               (ii) "business day" means any day other than a Saturday, Sunday or day on which banks in Chicago, Illinois or New York, New York are authorized or required by Law to close.

               (iii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               (iv) "knowledge" of any party hereto shall mean the actual knowledge, after reasonable inquiry, of any of the executive officers of that party named in such party's most recent report on Form 10-K filed with the SEC.

               (v) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

          8.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever. The table of contents contained in this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.9 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

          8.10 Waivers. Except as otherwise provided herein, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement or in any of the Ancillary Documents. Any term, covenant or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only by a written notice signed by such party expressly waiving such term or condition. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          8.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          8.12 Parent Actions. The Company hereby acknowledges that from and after the date of this Agreement, Parent or any of its Subsidiaries may take actions involving (i) a merger, reorganization, share exchange, spin-off, consolidation, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Subsidiaries, (ii) any purchase or sale of the consolidated assets of a person or any division or unit thereof by Parent or any of its Subsidiaries, (iii) any purchase or sale of, or tender or exchange offer for, equity securities of any person by Parent or any of its Subsidiaries, (iv) the acquisition of twenty percent (20%) or more of the outstanding equity securities of any person by Parent or any of its Subsidiaries or (v) any financings by the Company or any of its Subsidiaries; provided, however, that this Section 8.12 shall not modify, abrogate or diminish the Company's rights or Parent's obligations under this Agreement.

          8.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

          8.14 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto, by action taken by their respective boards of directors, at any time before or after the Company Stockholder Approval, but after any such Company Stockholder Approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          8.15 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          8.16 Execution. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

          8.17 Date for Any Action. In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.

          8.18 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original. All such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.


         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                 GALILEO INTERNATIONAL, INC.


                                 By: James E. Barlett
                                     -------------------------------------
                                 Its: Chairman, President and Chief Executive
                                      Officer


                                 CENDANT CORPORATION


                                 By: Samuel L. Katz
                                     ------------------------------------
                                 Its:  Senior Executive Vice President,
                                       Strategic & Business Development


                                 GALAXY ACQUISITION CORP.


                                 By: Samuel L. Katz
                                     ------------------------------------
                                 Its: Executive Vice President




                            [GALILEO LETTERHEAD]

                               June ___, 2001


Cendant Corporation
9 West 57th Street
New York, New York 10019
Attn:  General Counsel

Ladies and Gentlemen:

         Pursuant to the terms of the Agreement and Plan of Merger, dated as of the date hereof (the "Agreement") among Galileo International, Inc. (the "Company"), Galaxy Acquisition Corp. (the "Purchaser") and Cendant Corporation (the "Parent"), the Company hereby discloses to Purchaser and Parent the following information and exceptions to the representations and warranties contained in the Agreement. Capitalized terms used herein have the respective meanings assigned to them in the Agreement unless otherwise defined herein. Section references used herein refer to the respective sections of the Agreement.

         The purpose of this letter and the schedules attached hereto (collectively, the "Company Disclosure Letter") is to disclose matters which may be relevant to the representations and warranties of the Company in the Agreement (the "Representations"). Each Representation that specifically refers to the Company Disclosure Letter is qualified by the disclosures contained in the corresponding Section of this Company Disclosure Letter. Where a document includes an expression of opinion, no representation or warranty is given as to its accuracy except to the extent that such opinion is expressly required by the Agreement.

         Matters reflected in this Company Disclosure Letter are not necessarily limited to matters required by the Agreement to be included in the Company Disclosure Letter. These additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature and shall not be deemed to constitute additional representations and warranties of the Company or be an admission that any such matter is material.

                                              Very truly yours,

                                              GALILEO INTERNATIONAL, INC.


                                              By:
                                                 -----------------------
                                              Its
                                                  ----------------------



                                                                  EXHIBIT A
                                                    TO THE MERGER AGREEMENT



                            AMENDED AND RESTATED

                        CERTIFICATE OF INCORPORATION

                                     OF

                        GALILEO INTERNATIONAL, INC.

          FIRST: The name of the Corporation is Galileo International, Inc. (hereinafter the "Corporation").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL").

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, each having a par value of $.01.

          FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          SEVENTH: (a) The Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved in any manner in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise; and (ii) may indemnify, if the Board of Directors determines such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to, or is involved in any manner in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case, to the fullest extent authorized or permitted by law, as now or hereafter in effect.

          (b) Notwithstanding anything to the contrary contained in subsection (a) of this Article SEVENTH, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors.

          (c) The rights to indemnification conferred in this Article SEVENTH also include, to the fullest extent permitted by applicable law, the right to be paid the expenses (including attorneys' fees) incurred in connection with any such civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition.

          (d) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of applicable law.

          (e) Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

          EIGHTH: (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

          (b) If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended, without further action by either the Board of Directors or the stockholders of the Corporation.

          (c) Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

          NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.



                                                                  EXHIBIT B
                                                    TO THE MERGER AGREEMENT



                          Form of Affiliate Letter

Dear Sirs:

         The undersigned, a holder of shares of common stock, par value $0.01 per share ("Company Common Stock"), of Galileo International, Inc., a Delaware corporation (the "Company"), acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of either such fact. Pursuant to the terms of the Agreement and Plan of Merger dated as of June 15, 2001, among Cendant Corporation, a Delaware corporation ("Parent"), Galaxy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger"), and in connection with the Merger, the undersigned is entitled to receive common stock, par value $0.01 per share ("Parent Common Stock"), of Parent.

         If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the shares of Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

         The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the shares of Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel to the undersigned, such counsel to be reasonably satisfactory to Parent and such opinion to be in form and substance reasonably satisfactory to Parent, or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

         In the event of a sale or other disposition by the undersigned of the shares of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto or the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any shares of Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the shares of Parent Common Stock sold as indicated in such letter.

         Parent covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of the shares of Parent Common Stock by the undersigned under Rule 145 in accordance with the terms thereof.

         The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing the shares of Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legend is no longer required for purposes of the Securities Act.

         There will be placed on the certificates for Parent Common Stock issued to the undersigned in connection with the Merger, or any substitutions therefor, a legend stating in substance:

         "The shares represented by this certificate were issued, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         It is understood and agreed that certificates with the legend set forth above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available or (iii) Parent has received either a written opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Parent, or a "no-action" letter obtained by the undersigned from the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

         The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

                                            Very truly yours,






Dated: ______________, 2001



                                                                    ANNEX I
                                                               TO EXHIBIT B

[Name]                                                                [Date]

         On ____________, the undersigned sold the securities of Cendant Corporation, a Delaware corporation ("Parent"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Galaxy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent, with and into Galileo International, Inc., a Delaware corporation.

         Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph
(e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                                        Very truly yours,